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                AUTOMATIC AND FACULTATIVE MONTHLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                (NAIC No. 71153)
                               (FEIN 39-1052598)

                                      AND

                        HARTFORD LIFE INSURANCE COMPANY
                                (NAIC No. 88072)
                               (FEIN 06-0974148)

                                      AND

                 SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY
                                (NAIC No. 64688)
                               (FEIN 75-6020048)

                        EFFECTIVE DATE: NOVEMBER 1, 2012


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                                    ARTICLES

            I.  The Agreement                                                     3
           II.  Effective Date                                                    3
          III.  Reinsurance Coverage                                              4
           IV.  Liability for Reinsurance                                         8
            V.  Underwriting Review                                              10
           VI.  Reinsurance Premiums                                             11
          VII.  Reinsurance Reporting                                            14
         VIII.  Credit for Reinsurance                                           14
           IX.  Errors                                                           16
            X.  Policy Conversions, Other Changes, and Terminations              16
           XI.  Policy Reinstatement                                             20
          XII.  Claims                                                           21
         XIII.  Extra-Contractual Obligations                                    24
          XIV.  DAC Tax Section 1.848-2(g)(8) Election                           25
           XV.  Insolvency                                                       26
          XVI.  Recapture of Reinsured Business                                  27
         XVII.  Offset                                                           28
        XVIII.  Dispute Resolution                                               28
          XIX.  Arbitration                                                      29
           XX.  Termination of this Agreement for New Business                   30
          XXI.  Confidentiality                                                  30
         XXII.  General Provisions                                               32
        XXIII.  Notices and Communications                                       36
                Execution                                                        37

                                   SCHEDULES

            A.  Plans of Insurance Covered Under this Agreement                  38
            B.  Reinsurance Specifications                                       45
            C.  Foreign National Underwriting Program                            48
            D.  Other Special Underwriting Programs                              52

                                    EXHIBITS

            I.  Reinsurance Premium Calculation                                  54
           II.  Retention, Binding, and Total Pool Issue Limits                  58
          III.  Annual Rates per $1,000 of Reinsured Net Amount at Risk          62
           IV.  YRT Reinsurance Rate Factors                                     83
            V.  Substandard Table Percentages                                    84
           VI.  Reinsurance Reports                                              85

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I

                                 THE AGREEMENT

A.  The Agreement and Parties to the Agreement

This is a monthly renewable term agreement for indemnity life reinsurance (the "Agreement") solely between Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company, Connecticut corporations (individually, "Ceding Company"), and SCOR Global Life Americas Reinsurance Company, a Delaware corporation ("Reinsurer"). The Ceding Company and the Reinsurer are each referred to individually as a "Party," and collectively as the "Parties," to this Agreement.

This Agreement shall be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy or other contract of the Ceding Company.

B.  Complete and Entire Agreement

This Agreement, which includes all Schedules and Exhibits attached hereto and any amendments entered into hereafter, constitutes the entire agreement of the Parties pertaining to the transaction contemplated by this Agreement. This Agreement supersedes and replaces all oral and written agreements previously made or existing by and between the Parties or their representatives with regard to the transaction contemplated by this Agreement.

This Agreement shall not be amended or modified except by written amendment, signed by duly authorized officers of each Party.

Routine communications are those communications contemplated by this Agreement that are not intended to change any of its risk transfer characteristics. Such communications may include, but are not limited to, reinsurance reporting and premium administration, underwriting review, claim submission and review, participation in claim litigation and settlements, audit reviews, and the resolution of disputes by arbitration or court proceedings. These communications serve to clarify the obligations of the Parties under this Agreement and should not be construed as modifications of this Agreement. Any modifications of this Agreement shall be effected only by written amendment as provided for above.

                                   ARTICLE II

                                 EFFECTIVE DATE

The Effective Date of this Agreement is November 1, 2012.

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                                  ARTICLE III

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to those Plans of Insurance and Riders set forth in Schedule A. Such reinsurance shall be either on an automatic basis, subject to the requirements set forth in Section A below, on an automatic processing basis, subject to the requirements set forth in Section B below, or on a facultative basis, subject to the requirements set forth in Section C below. Notwithstanding the foregoing, reinsurance coverage on a facultative basis may also apply to plans of insurance not listed in Schedule A, with the agreement of the Reinsurer. The specifications for all reinsurance under this Agreement are provided in Schedule B.

The term "Excess Risk," as used in this Agreement, shall mean a risk for which the amount to be written on a life by the Ceding Company, when added to any other amounts of risk for that life already in the Automatic Pool and any amounts not in the Automatic Pool that are retained by the Ceding Company or its affiliated companies, exceeds, either in whole or in part, the Total Allocation Limit for that life shown in Exhibit II.

A.  Automatic Reinsurance

For each risk that meets the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the risk as indicated in Schedule B ("Automatic Pool"). The requirements for Automatic Reinsurance are as follows:

1. Each life, at the time of application, must satisfy one of the following requirements:

       a. have been a legal resident of the United States or Canada for at least six months; or

       b.  be a citizen of the United States or Canada; or

       c. qualify for the Foreign National Underwriting Program as specified in Schedule C.

2. Each risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines, which have been provided to the Reinsurer, or one of the special underwriting programs described in Schedule C and Schedule D. Changes to such documents will be handled in accordance with Section XXII.M.

If the Ceding Company would like to offer coverage at a risk class more favorable than the True Assessed Risk Class, the Ceding Company may:

       a. Reinsure the risk automatically under this Agreement with Reinsurance Premiums based on the True Assessed Risk Class; or

       b. Seek to reinsure the risk facultatively under this Agreement at rates more favorable than the True Assessed Risk Class; or

       c.   Decide not to reinsure the risk under this Agreement.

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For purposes of this Agreement, "True Assessed Risk Class" shall mean the risk class assessed by the Ceding Company prior to any adjustments made as a result of the Ceding Company's Enhanced Standard or similar special underwriting program.

3. For any Excess Risk, if any risk on the life of a proposed insured was previously submitted by the Ceding Company on a facultative basis to the Reinsurer or to any other reinsurer, at least three (3) years must have elapsed since that previous risk was submitted facultatively, unless the original reason for submitting facultatively no longer applies.

4. The maximum issue age for each life is 85. For Last Survivor policies, the minimum issue age is 18, for all other policies, the minimum age is 0.

5. The mortality rating on each life does not exceed Table P. However, for Last Survivor policies, one life may be uninsurable if the other life does not exceed Table F.

6. For any Excess Risk, the total amount of risk on that life to be reinsured in the Automatic Pool and under any other individual life reinsurance agreement with any reinsurer does not exceed the Automatic Binding Limit for that life shown in Exhibit II.

7. For any Excess Risk, the total amount of risk on that life in force and applied for in all companies must not exceed the Jumbo Limit for that life shown in Exhibit II. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.) Any amounts of risk being replaced by the Ceding Company may be deducted from this total amount of risk only under the following conditions:

       a. Existing permanent insurance is being replaced by the Ceding Company, with or without a Section 1035 exchange, and the Ceding Company has obtained a duly executed absolute assignment of the insurance being replaced; or

       b. Existing term insurance is being replaced by the Ceding Company, and the Ceding Company has obtained a duly executed absolute assignment of the insurance being replaced; or

       c. An internal replacement is being made, where the Ceding Company is replacing an in-force policy with a new policy of equal or greater death benefit.

When the total amount in force and applied for, that is to be compared with the applicable Jumbo Limit, is reduced due to the above conditions, the Ceding Company assumes full responsibility to effect the cancellation of life insurance coverage under the replaced insurance concurrently with the commencement of coverage under the new policy. If the cancellation does not occur in a timely manner and the failure to cancel results in the new policy causing reinsurance coverage to exceed the applicable Jumbo Limit, then the Reinsurer may (when the Reinsurer becomes aware of the Jumbo Limit violation) decline reinsurance coverage on the new policy during the period of time while both policy coverages are in effect, by written notice to the Ceding Company. Once this notice has been given, the Reinsurer will have no liability for reinsurance coverage on the new policy while both policy coverages are in effect and shall refund to the Ceding Company all related Reinsurance Premiums for the new policy. However, if reinsurance coverage on the new policy is declined for this reason and the cancellation of life insurance coverage

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under the replaced insurance is later effected, then, upon receipt of the Ceding
Company's written notice to this effect, the Reinsurer will again become liable for reinsurance coverage on the new policy as of the effective date of cancellation of coverage under the replaced policy, and Reinsurance Premiums for the new policy will again be payable.

8. If all the other requirements for Automatic Reinsurance are met and the life is a player or coach on a team in the National Hockey League, the National Football League, the National Basketball Association or Major League Baseball, and:

       a. The risk is not an Excess Risk, then the Ceding Company shall notify the Reinsurer of this fact at the time of issue of the risk; or

       b. The risk is an Excess Risk, then, prior to ceding the risk automatically under this Agreement, the Ceding Company must confirm the Reinsurer's available capacity for that risk. The Ceding Company, by telephone call or electronic mail, shall: (1) notify the Reinsurer's Chief Underwriter, or designee, of the life's name, date of birth, sport and team affiliation, the total life insurance in force and to be placed on the life, and the amount of new reinsurance coverage required from the Reinsurer; and (2) confirm that an application for insurance on the life has been completed. The Reinsurer shall endeavor to inform the Ceding Company of its available capacity for the risk within two business days after such notification and confirmation. After the Reinsurer has advised the Ceding Company of the amount of its available capacity, the Ceding Company may then cede to the Reinsurer no more than that amount on an automatic basis under this Agreement.

9. The Ceding Company, or one of its affiliates, shall retain its share of each risk on a life, as described in this Agreement and in any other life reinsurance agreement applicable to risk on that life. However, the Ceding Company reserves the right to separately reinsure any amount of the retained risk on a life reinsured under this Agreement with these conditions:

       a. This right, as it pertains to such lives, applies only to groups of risks defined as cohorts of risks reinsured for at least five (5) years and issued either during a continuous period (such as one or more years) or under one or more Plans of Insurance shown in Schedule A, and does not apply to individual lives or to small, non-homogeneous groups of risks;

       b. The remaining amount of risk retained on that life by the Ceding Company,

       c. Any amounts of retention separately reinsured in this manner shall not reduce the amount of the Ceding Company's retention on that life for the purpose of any other terms of this Agreement.

Notwithstanding the above, all policies issued under the Issue First program shall be deemed automatically reinsured. Issue First is a policy issuance program administered by the Ceding Company, under which a policy can be issued before the underwriting process has been completed. The Ceding Company shall provide notice to the Reinsurer of any material changes to the program.

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B.  Automatic Processing

If the requirements for Automatic Reinsurance are met for a life except for the requirement stated above in Section A.6, but the total amount of risk on that life to be reinsured in the Automatic Pool and under any other individual life reinsurance agreement with any reinsurer does not exceed the Automatic Processing Limit for that life shown in Exhibit II, then the Ceding Company may submit to the Lead Reinsurer (designated in Schedule B) all information relating to the insurability of that life. For Last Survivor policies where one life is deemed uninsurable, only the information for the other life needs to be submitted.

The Lead Reinsurer shall review the submitted information to determine if the life should be reinsured by the Automatic Pool and, if so, on what basis. The Lead Reinsurer shall endeavor to provide the Ceding Company with a response within 72 hours of receipt of such information. Approval by the Lead Reinsurer shall be binding on all other current Automatic Pool reinsurers. This process shall be known as Automatic Processing and shall be subject to Exhibit II.

Hereinafter, all references to Automatic Reinsurance, coverage automatically reinsured, and the Automatic Pool will include coverage reinsured through Automatic Processing.

C.  Facultative Reinsurance

If the requirements for Automatic Reinsurance are not met and the Ceding Company applies for Facultative Reinsurance with the Reinsurer, or if the requirements for Automatic Reinsurance are met but the Ceding Company prefers to apply for Facultative Reinsurance with the Reinsurer, then the Ceding Company shall submit to the Reinsurer sufficient evidence agreed upon between the Ceding Company and the Reinsurer, relating to the insurability of each life submitted for Facultative Reinsurance. For Last Survivor policies where one life is deemed uninsurable, only the information for the other life needs to be submitted.

The Reinsurer shall promptly notify the Ceding Company in writing of its declination to offer, its underwriting offer subject to additional requirements, or its final underwriting offer. The final underwriting offer will automatically expire upon the earliest of: (1) the date the policy application is withdrawn;
(2) the expiration date specified in the final offer; (3) the date one hundred twenty (120) days after the date of the final offer; and (4) the date the final offer is accepted, provided such offer is accepted within the lifetime of the proposed insured(s).

Once the Ceding Company has accepted the Reinsurer's final underwriting offer, then Facultative Reinsurance for the risk under this Agreement will become effective under this Agreement as described below in Article IV.C or Article IV.E, as applicable.

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                                   ARTICLE IV

                           LIABILITY FOR REINSURANCE

A. The Reinsurer's liability for Automatic Reinsurance will begin simultaneously with the Ceding Company's liability, but in no event prior to the Reinsurance Effective Date.

B. The Reinsurer's liability for any risk reported as reinsured on an automatic basis that did not meet the requirements for Automatic Reinsurance as specified in Article III shall be limited to a refund of any net Reinsurance Premiums paid under this Agreement with respect to such risk. Such refund shall be made without interest.

C. The Reinsurer's liability under this Agreement for Facultative Reinsurance on a risk:

1. Shall be subject to the terms and conditions of the accepted final underwriting offer for that risk; and

2.   Shall begin simultaneously with the Ceding Company's liability once:

       a. The Reinsurer has made a written final underwriting offer to the Ceding Company on its application for Facultative Reinsurance; and

       b. The Ceding Company has accepted the Reinsurer's final underwriting offer:

         (1) While life insurance coverage (if any) is in effect under the Ceding Company's Insurance Receipt, as provided below in Section E; or

         (2)  Otherwise, by written acceptance provided to the Reinsurer.

However, the Reinsurer reserves the right to rescind its liability under this Agreement for Facultative Reinsurance on such risk, by written notice to the Ceding Company, if the Ceding Company has not, within 240 days after the date of the final underwriting offer:

1.   Reported the risk to the Reinsurer; or

2.   Remitted the applicable first Reinsurance Premium for the risk.

D. In no event shall reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company knowingly was not properly licensed.

E. The Reinsurer's liability for coverage under the Ceding Company's conditional receipt or temporary insurance agreement, whichever the Ceding Company uses (a copy of which has been provided to the Reinsurer and hereinafter called the "Insurance Receipt"), is limited to the amount the Reinsurer would reinsure under this Agreement on an Automatic Reinsurance basis, not to exceed the Insurance Receipt Limit for Basic TIA Coverage shown in Exhibit II, (whether the risk qualifies for Automatic Reinsurance or not) if the coverage under the policy applied for would have been approved and issued, as limited by the terms of the Insurance Receipt, provided:

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1.   The Ceding Company has followed its normal cash-with-application procedures for such coverage; and

2. The Ceding Company's original underwriting assessment for the risk was not a decline (if it was a decline, the Reinsurer would have no liability for such coverage except as described below in Paragraph 5); and

3. There is no coverage in effect on the life in the Automatic Pool through any other Insurance Receipt having an effective date preceding, or the same as, the effective date of such coverage; and

4. If such coverage is on a risk that also exceeds either the Automatic Binding Limit or the Jumbo Limit for the risk as shown in Exhibit II, then the Reinsurer's liability for such excess amount of coverage will be limited by the Reinsurer's available capacity; and

5. If the Ceding Company has accepted any final underwriting offer(s) for Facultative Reinsurance on the risk (whether such offer is made by the Reinsurer as described above in Section III.C. or by any other reinsurer(s)), then the Reinsurer's liability for such coverage under the Insurance Receipt will be equal to:

       a. The amount of coverage in effect under the terms of the Insurance Receipt; multiplied by

       b. The proportion equal to the amount of Facultative Reinsurance included in the Reinsurer's final underwriting offer that is accepted by the Ceding Company, divided by the total amount of the risk to be issued by the Ceding Company.

In no event, however, will the Reinsurer have any liability under the Insurance Receipt once the Reinsurer has notified the Ceding Company in writing of its declination to offer Facultative Reinsurance coverage, as described above in
Article III.C.

The Reinsurer's liability for coverage under the Insurance Receipt shall terminate simultaneously with the termination of the Ceding Company's liability under the Insurance Receipt.

F. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates, unless it terminates earlier as specified otherwise in this Agreement or later as a result of the full acceleration of the death benefit.

G. The liability of each reinsurer in the Automatic Pool shall be separate and not joint with the other pool reinsurers. In no way will the liability of the Reinsurer be increased by reason of the inability of the Ceding Company to collect from any other reinsurers, whether specific or general, any amounts which may be due from them, whether such inability arises from insolvency of such other reinsurers or otherwise.

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                                   ARTICLE V

                              UNDERWRITING REVIEW

A.  Purpose of Underwriting Review

For new business written by the Ceding Company that meets the requirements for Automatic Reinsurance, the Ceding Company intends to underwrite applications for such business as if the business were to be fully retained by the Ceding Company. Such business shall be underwritten according to the Ceding Company's standard underwriting practices and guidelines and as described in Schedules C and D, if applicable.

The underwriting practices and professional judgment used by the Ceding Company in arriving at a risk assessment may not agree entirely with the underwriting practices customarily used by, or the professional judgment of, the Reinsurer under similar circumstances.

It is the purpose of this review to:

1. Afford the Reinsurer a reasonable period of time to review the underwriting practices used, and risk assessments made, by the Ceding Company on automatically reinsured business; and

2. Settle on a risk assessment for a case that is mutually agreeable between the Parties and that shall be used to determine the Reinsurance Premiums for the risk from the beginning of the reinsurance liability under this Agreement for any such case reviewed by the Reinsurer within that period of time where the underwriting practices used or risk assessment made by the Ceding Company differ materially from the opinion of the Reinsurer.

It is not the purpose of this review, nor is it within the authority of the Reinsurer under this Agreement, to deny reinsurance coverage on any automatically reinsured business written by the Ceding Company due to a difference of opinion over the risk assessment on a policy application.

B.  Underwriting Review Process

1. This review shall only be available to the Reinsurer during the first twenty-four (24) months following the effective date of any risk automatically reinsured under this Agreement.

2. For any risk reviewed during this period where the Reinsurer's opinion differs materially from that of the Ceding Company, the Parties shall work together in good faith to develop a mutually agreeable risk assessment to be used to calculate the Reinsurance Premiums for that risk from the beginning of the Reinsurer's liability for that risk under this Agreement.

3. For any risk reviewed during this period where the Parties cannot mutually agree on a risk assessment within a reasonable time period, the Parties shall submit the risk for dispute resolution under Article XVIII.

4. This review shall not be available and the Reinsurer may not challenge any risk

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     assessments made by the Ceding Company after this twenty-four (24) month period. However, nothing herein shall be construed to prevent Reinsurer from reviewing, at time of claim, all aspects of the underlying risk, including but not limited to financial and medical underwriting, for the purpose of confirming qualification of the risk for Automatic Reinsurance.

C.  Ceding Company's Responsibilities to the Reinsurer for Underwriting Review

The Ceding Company shall provide to the Reinsurer all information in its possession, reasonably requested by the Reinsurer that was used in underwriting and assessing the risks for each qualifying case identified for review under this Article.

This information to be provided to the Reinsurer may be transmitted using any medium agreed upon by the Parties; a valid copy of the information shall satisfy this purpose.

This information shall be delivered to the Reinsurer within thirty (30) calendar days after the Ceding Company receives the request for the information, unless an alternative delivery period is agreed upon by the Parties.

                                   ARTICLE VI

                              REINSURANCE PREMIUMS

A.  Computation

Reinsurance Premiums under this Agreement shall be calculated as described in
Exhibit I.

B.  Timing

Reinsurance Premiums are payable each month of coverage for reinsured risks in force at the end of the preceding month. For newly reinsured risks with a reinsurance effective date during the current month, the Reinsurance Premium for the first month of coverage will be payable in the next following monthly statement.

C.  Extended Policy Maturity

If the maturity date of a reinsured policy is extended in accordance with the policy, the death benefit under the policy will continue to be payable as provided in the policy, and the reinsurance under this Agreement will remain in effect on the same terms as before the policy's original maturity date.

D.  Unearned Reinsurance Premiums

The Reinsurer will refund to the Ceding Company all unearned Reinsurance Premiums, less applicable allowances, arising from policy conversions, other changes, and terminations described in Article X. If termination is due to lapse, surrender or conversion, unearned Reinsurance Premium will be determined as of the effective date of termination. If termination is due to death, unearned Reinsurance Premium will be determined as of the date of death.

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E.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept Reinsurance Premium at the current rate level, the Reinsurer reserves the right to increase the YRT Reinsurance Rate Factors (described in Exhibit I) for any Plan of Insurance but in no event will the increased annual YRT Reinsurance Premium Rate, as defined in Exhibit I, for standard risks exceed the applicable annual rates in the Valuation Mortality Table specified in Schedule A for that Plan of Insurance. Such increased rates shall apply for policy years beginning during the fifth calendar year after the calendar year during which the Ceding Company receives written notice of the rate increase.

The Reinsurer and the Ceding Company shall then endeavor in good faith to mutually agree on the amount of rate increase that shall apply to that specific Plan of Insurance. If the Parties cannot agree on the amount of such rate increase for a Plan of Insurance, then the Ceding Company reserves the right to recapture the risks associated with such Plans of Insurance without fee, as of the effective date of the rate increase. Written notice of such recapture shall be provided to the Reinsurer no later than thirty (30) days following the effective date of the rate increase.

F.   Payment of Reinsurance Premiums

The Net Reinsurance Premium Balance payable each month equals the sum of the Reinsurance Premiums described above in Section A, minus the sum of any unearned Reinsurance Premiums described above in Section D. For any month, this net balance may be positive (greater than zero) or negative.

Any positive Net Reinsurance Premium Balance for a month is payable to the Reinsurer. The Ceding Company shall forward this balance to the Reinsurer by its due date, which is thirty (30) days after the close of the calendar month.

The absolute value of any negative Net Reinsurance Premium Balance for a month is payable to the Ceding Company. The Reinsurer shall forward this balance to the Ceding Company by its due date, which is thirty (30) days after the Ceding Company submits the statement for that month.

G.  Overpayment of Reinsurance Premiums

If the Ceding Company overpays a Net Reinsurance Premium Balance and the Reinsurer accepts the overpayment, the Reinsurer's acceptance of the overpayment will not constitute or create an additional reinsurance liability, and it will not result in any additional reinsurance. Instead, the Reinsurer shall be liable to the Ceding Company for a credit in the amount of the overpayment without interest.

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H.  Underpayment of Reinsurance Premiums

If the Ceding Company fails to make a full payment of the Net Reinsurance Premium Balance, due to an Error defined in Article IX, the amount of reinsurance coverage provided by the Reinsurer on the risks related to such underpayment shall not be reduced. However, once the underpayment is discovered by one Party and the other Party is notified of the underpayment, the Ceding Company shall promptly pay to the Reinsurer the difference between the full payment amount and the amount actually paid. If payment of the full amount of the underpayment is not made to the Reinsurer within sixty (60) days after such discovery, the underpayment shall be treated as delinquent premium and be subject to the conditions listed below in Section I.

The Reinsurer reserves the right to charge the Ceding Company interest on the amount of the underpayment, even if it becomes delinquent as described below in
Section I. Such interest will accrue from the due date of the underpaid Net Reinsurance Premium Balance and be computed as described in Section XXII.P.

I.   Termination of Reinsurance for Nonpayment of Reinsurance Premiums

If undisputed Reinsurance Premiums for one or more reinsured risks are delinquent, the Reinsurer has the right to terminate its reinsurance liability on those risks by giving the Ceding Company sixty (60) days advance written notice of termination. This notice shall list the risks and the amount of the delinquent Reinsurance Premium for each risk. If the delinquent Reinsurance Premiums have not been paid to the Reinsurer as of the end of such notice period, the Reinsurer's liability will terminate for the risks described in the termination notice at the end of such notice period.

If the Reinsurer's liability on one or more of the Ceding Company's risks is terminated because of nonpayment of Reinsurance Premiums, the Ceding Company will continue to be liable to the Reinsurer after the termination for all unpaid Reinsurance Premiums earned up to the date of such termination.

The Ceding Company shall not force termination under the provisions of this
Section I solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

J.   Reinstatement of Reinsurance Terminated for Nonpayment of Reinsurance
     Premiums

The Ceding Company may reinstate reinsurance on risks terminated in accordance with Section I within sixty (60) days after the effective date of termination by paying the unpaid Reinsurance Premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and the date of reinstatement of the reinsurance coverage. The effective date of reinstatement will be the date the required unpaid Reinsurance Premiums are received by the Reinsurer.

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                                  ARTICLE VII

                             REINSURANCE REPORTING

A.  Accounting Statements and Other Reports

Within thirty (30) days after the close of each calendar month the Ceding Company shall provide the Reinsurer an electronic accounting statement. The Ceding Company shall also provide the Reinsurer with additional reports as provided in Exhibit VI.

For Automatic and Facultative Reinsurance becoming effective during the calendar month, the Ceding Company will notify the Reinsurer of such new reinsurance business in the succeeding monthly report.

The Ceding Company may provide an estimated Net Amount at Risk for new reinsurance business in the first monthly report in which such business appears. In the event that the Ceding Company provides an estimated Net Amount at Risk, it shall provide an actual Net Amount at Risk in subsequent monthly reports.

Additional reports reasonably requested by a Party will be provided by the other Party in a timely manner.

B.  Reporting Format and Medium

The information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be in a format and be transmitted using a medium mutually agreeable to the Parties. As of the Effective Date of this Agreement, the information to be provided by the Ceding Company in these monthly reports to the Reinsurer shall be on a self-administered reporting basis as set out in Exhibit VI.

                                  ARTICLE VIII

                             CREDIT FOR REINSURANCE

A.  Reinsurance Credit

The Parties intend that the Ceding Company be entitled to take credit for the reinsurance ceded under this Agreement in its statutory financial statements filed in all jurisdictions in which the Ceding Company is licensed, accredited, or otherwise authorized to transact business ("Reinsurance Credit"). The Parties shall use best efforts to ensure that such entitlement shall become and remain available to the Ceding Company throughout the duration of this Agreement.

The amount of the Reinsurance Credit shall be determined by the Ceding Company and shall include mortality risk reserves, unearned premium reserves, and reinsurance recoverables on paid and unpaid losses for the reinsurance ceded under this Agreement. Such amounts shall be calculated in accordance with applicable accounting and valuation laws, regulations and actuarial guidelines to which the Ceding Company is subject on each valuation date and shall take into account the terms of this Agreement.

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B.  Security for Reinsurance Credit

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a change to the Reinsurer's licensing or accreditation, the Reinsurer shall establish and maintain the security, at its sole expense, that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit.

In the event the Ceding Company reasonably believes it will not be entitled to take Reinsurance Credit as a result of a regulatory change or interpretation outside of the Reinsurer's control, the Reinsurer shall establish and maintain the security that is needed to allow the Ceding Company to continue to take Reinsurance Credit and that meets all applicable laws and regulations regarding Reinsurance Credit. In this event, the expense of establishing and maintaining the security shall be shared equally by the Ceding Company and the Reinsurer.

If such security is required in either event, the Reinsurer shall establish a trust or a letter of credit, satisfactory to the Ceding Company, in a form that meets all applicable standards of law and regulation to entitle the Ceding Company to claim such Reinsurance Credit. However, the Reinsurer may propose an alternative option under which Reinsurance Credit shall be allowed the Ceding Company, at the sole discretion and approval of the Ceding Company.

The Parties shall amend this Agreement, in accordance with Section I.B, to reflect the establishment of such security or such approved alternative option so that the Ceding Company shall continue to be entitled to take such Reinsurance Credit.

If the Reinsurer fails to provide the Ceding Company with such security or approved alternative option needed to continue to be entitled to take such Reinsurance Credit for the business covered under this Agreement, the Ceding Company may recapture the business covered under this Agreement, subject to the terms of Article XVI. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

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                                   ARTICLE IX

                                     ERRORS

Errors, omissions, oversights, delays or misunderstandings in the administration of this Agreement (collectively, "Error") by either Party, shall not invalidate the reinsurance hereunder. As soon as reasonably possible after discovery, notice shall be provided, the Error shall be rectified and both Parties shall be restored, to the extent possible, to the position they would have occupied had the Error not occurred.

However, if it is not reasonably possible to restore each Party to the position it would have occupied if not for the Error, the Parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the Parties as evidenced by this Agreement.

                                   ARTICLE X

              POLICY CONVERSIONS, OTHER CHANGES, AND TERMINATIONS

A.  Conversions

A conversion is a policyholder's exercise of a contractual right to replace in-force coverage with a new permanent policy without evidence of insurability. Conversions from a policy reinsured under this Agreement will continue to be reinsured under this Agreement as follows:

1. The converted coverage under the new policy will be reinsured with the Reinsurer in the same proportion as was determined for the in-force coverage converted; and

2. Reinsurance Premiums for such converted coverage shall be calculated on a point-in-scale basis.

If the new policy was converted under the Conversion Option Rider from either
(a) two single life policies reinsured under this Agreement; or (b) one single life policy reinsured under this Agreement and one newly underwritten life, to a last survivor policy, Reinsurance Premiums for both lives shall be calculated on a point-in-scale basis. The Reinsurance Premiums for both lives shall be calculated using the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk and table of YRT Reinsurance Rate Factors applicable to the earliest original coverage in accordance with the procedures set out in Exhibit I.

Conversions from a policy not reinsured under this Agreement shall not be reinsured under this Agreement. Notwithstanding the foregoing, face amount increases on conversions from term plans reinsured by the Reinsurer under another reinsurance agreement to plans of insurance covered under this Agreement shall be reinsured under this Agreement. The Reinsurer shall reinsure such increases using new-business rates.

B.  Increases and Decreases in Policy Face Amount

1. If the face amount of a policy reinsured under this Agreement increases and:

       a.   The increase is subject to full underwriting, then the provisions of
            Article III shall apply to the increase in reinsurance, and Reinsurance Premiums for the increase shall be based on new-business rates; or

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       b.  The increase is not subject to full underwriting, the Reinsurer will accept the increase, provided that:

         (1) If the policy was ceded automatically, the Ceding Company underwrote the full face amount (including all scheduled increases) in accordance with the terms of this Agreement (whether through Automatic Reinsurance or Automatic Processing); or

         (2) If the policy was ceded facultatively, the Ceding Company received approval from the Reinsurer for the full face amount (including all scheduled increases) at the time of facultative application.

Reinsurance Premiums for increases not subject to full underwriting shall be calculated on a point-in-scale basis.

       c. For increases in accordance with B.1.b, the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined for the increase at the time the increase goes into effect, as follows:

         (1) For increases in accordance with B.1.b (1), in accordance with Schedule B; or

         (2) For increases in accordance with B.1.b (2), the Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined by mutual agreement of the Parties.

2. If the face amount of a policy reinsured under this Agreement decreases and:

       a. If the face amount of a policy that was previously increased is subsequently decreased, the decrease will be applied first to the increase with the latest effective date, and then to the increase with the next earlier effective date, and so forth as necessary, until applying any remaining decrease to the initial face amount of the policy.

       b. The Ceding Company's retention and the amount of risk ceded to the Reinsurer shall be determined at the time the decrease goes into effect, as follows:

         (1) For decreases under policies ceded automatically, in accordance with Schedule B; or

         (2) For decreases under policies ceded facultatively, the amount of the risk reinsured to the Reinsurer shall be reduced proportionately.

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C.  Policy Exchanges and Other Changes

A policy exchange is a new policy replacing an existing policy where the new policy is not fully underwritten. Exchanges from one single life policy reinsured under this Agreement to a different single life policy will be reinsured on a point-in-scale basis. Likewise, exchanges from one last survivor policy reinsured under this Agreement to a different last survivor policy will be reinsured on a point-in-scale basis.

Exchanges from a last survivor policy reinsured under this Agreement with the Last Survivor Exchange Option Rider or Twenty-Four (24) Month Exchange Rider to two single life policies will be reinsured, if both risks under the Last Survivor policy were fully underwritten (and neither was deemed to be uninsurable) and the total face amount of the two new Single Life policies does not exceed the face amount of the Last Survivor policy. In this event, the new Single Life policies shall be reinsured on a point-in-scale basis at the applicable single life rates. For each new policy after the exchange, the insurance will continue to be reinsured by the Reinsurer in the same proportions as set at issue of the original coverage.

If there is a contractual change in a policy reinsured under this Agreement that is not subject to full underwriting, other than the changes described above in Sections A and B, the insurance shall continue to be reinsured with the Reinsurer in the same proportions as the original coverage and Reinsurance Premiums for contractual changes shall be calculated on a point-in-scale basis.

The Ceding Company shall notify the Reinsurer of any such changes in policies reinsured under this Agreement in its monthly reinsurance reports.

Exchanges made from a policy not reinsured under this Agreement shall not be reinsured under this Agreement.

D.  Policy Terminations and Lapses

If a policy reinsured under this Agreement terminates, the reinsurance for the risk will terminate as of the effective date of policy termination.

Notwithstanding the foregoing, if a policy is deemed to have terminated as a result of full acceleration of the death benefit, the corresponding reinsurance on the policy will continue as specified in Section IV.F.

If a policy reinsured under this Agreement lapses to extended term insurance under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsurance until the expiry of the extended term period.

If a policy reinsured under this Agreement lapses to reduced paid-up insurance under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Section B.2.

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If the Ceding Company allows a policy reinsured under this Agreement to remain in force under its automatic premium loan provisions, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such provisions remain in effect, except as otherwise provided in this Agreement.

E.  Reduction in Retained Coverage on a Life

If any portion of the aggregate amount of insurance retained by the Ceding Company or its affiliates on an individual life reduces or terminates, the Ceding Company or its affiliates will recalculate its retention on any remaining risk(s) in force on that life. The Ceding Company or its affiliates will not be required to retain an amount in excess of its retention limit for the age, mortality rating, and risk classification based on the applicable retention limit that was in effect at the time of issue for any risk. Unless provided for otherwise in the applicable reinsurance agreements, the Ceding Company or its affiliates will first recalculate the retention on the risk(s) having the same mortality rating as the terminated risk(s). Order of recalculation will secondarily be determined by effective date of the risk, oldest first.

F.   Multiple Reinsurers

If reinsurance of a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk unless specified otherwise in Schedule B or agreed upon by the Reinsurer.

G.  Mortality Rating Changes

On Facultative Reinsurance, if the Ceding Company wishes to reduce the mortality rating or otherwise improve the risk class, such change shall be subject to the Reinsurer's approval. On Automatic Reinsurance, the Reinsurer shall accept this change if the change qualifies under the underwriting practices and guidelines described in the Ceding Company's standard practices and guidelines and Schedules C or D, as applicable.

H.  Rescission of Policy Coverage Prior to Death Claim

If a misrepresentation, misstatement, or omission on an application results in the Ceding Company's rescission of coverage, the Reinsurer shall refund to the Ceding Company any Reinsurance Premiums it received on that coverage. This refund shall be in lieu of any and all other reinsurance benefits payable on that coverage under this Agreement. The Reinsurer shall also reimburse the Ceding Company for its proportionate share of any non-routine expenses incurred by the Ceding Company in connection with the rescission. Such non-routine expenses shall include the costs of investigations and of obtaining financial and medical reports; they would not include the compensation of salaried officers and employees of the Ceding Company.

The Ceding Company shall promptly notify the Reinsurer in the event a rescission is challenged by legal action. The Ceding Company shall also furnish to the Reinsurer copies of all information related to such action.

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Recognizing the urgent nature of these communications, within eight (8) business days of receipt of such information, the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not it shall participate in the defense of the rescission. If the Reinsurer does not respond to the Ceding Company within such eight (8) business day period, the Reinsurer will be deemed to have elected to participate in the defense of the rescission.

If the Reinsurer elects or is deemed to have elected to participate in the defense of the rescission, the Reinsurer shall also reimburse the Ceding Company for its proportionate share of court costs and legal expenses incurred by the Ceding Company in connection with the defense of the rescission of coverage.

If a rescission of policy coverage is reversed and the policy coverage is restored to in-force status, any related reinsurance coverage under this Agreement shall also be restored upon the Ceding Company's payment to the Reinsurer of all applicable Reinsurance Premiums.

                                   ARTICLE XI

                              POLICY REINSTATEMENT

If a policy reinsured under this Agreement lapses or terminates, and is later reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Procedure to Reinstate Reinsurance

If the policy being reinstated was reinsured on an automatic basis under this Agreement, or if the policy being reinstated was reinsured on a facultative basis under this Agreement and the reinstatement occurs less than ninety (90) days after the policy has lapsed or terminated, the reinsurance cession shall be automatically reinstated.

If the policy being reinstated was reinsured on a facultative basis under this Agreement and the reinstatement occurs ninety (90) days or more after the policy has lapsed or terminated, copies of the application for reinstatement, any personal declaration or medical examination, and any other underwriting documents that the Ceding Company routinely requires (collectively, "Underwriting Information") shall be forwarded by the Ceding Company to the Reinsurer, together with the request for reinstatement of the reinsurance. The Reinsurer shall notify the Ceding Company promptly of its acceptance or declination of the request for reinstatement.

The Reinsurer reserves the right to request any available Underwriting Information on any reinstatement.

Reinsurance Premiums for a reinstated policy will be calculated on a point-in-scale basis.

B.  Cost to Reinstate Reinsurance

Upon reinstatement of reinsurance under this Article, the Ceding Company shall pay the Reinsurer Reinsurance Premiums in the same manner as the Ceding Company received corresponding policy charges under the policy for the period of lapse.

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The Reinsurer reserves the right to charge the Ceding Company interest on such
Reinsurance Premiums in accordance with Section XXII.P.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company reinstates a policy that is reinsured while under an extended term or reduced paid-up nonforfeiture option, then reinsurance under such nonforfeiture option will terminate upon policy reinstatement.

                                  ARTICLE XII

                                     CLAIMS

A.  Liability for Claims

The Ceding Company is responsible for the settlement of claims on policies reinsured under this Agreement. It is the Ceding Company's sole decision to determine whether a claim is payable under a policy. The Ceding Company shall operate in good faith and adjudicate claims on policies reinsured under this Agreement as if there were no reinsurance. All claim settlements on policies reinsured hereunder will be subject to the terms and conditions of the particular policy, the applicable statutory requirements, and the standard claim practices of the Ceding Company. The Ceding Company's decision to pay a claim, provided the Ceding Company has complied with the terms of this Agreement, shall be binding on the Reinsurer, and the Reinsurer shall be liable for its portion of the reinsurance on that risk, as described in Schedule B.

B.  Notification of Claims

The Ceding Company shall promptly notify the Reinsurer when it is advised of a death claim on coverage reinsured under this Agreement.

C.  Claim Payment

1.   Proofs

If a death claim is made under a risk reinsured under this Agreement, the Ceding Company shall provide the Reinsurer with copies of proof(s) of death of the insured(s), proof of claim payment, and the claimant's statement (collectively "Proofs"). Copies of claim files, underwriting files and other documents relating to a claim payment under this Agreement shall be furnished to the Reinsurer upon written request.

2.   Payment of Reinsurance Proceeds

The Reinsurer shall pay the Ceding Company reinsurance proceeds on claims for which it is liable, on claims made under policies eligible for reinsurance under this Agreement. The due date for such payment is the date thirty (30) days after the date that the Reinsurer has received the Proofs and other information reasonably requested by the Reinsurer.

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The Reinsurer shall also reimburse the Ceding Company for its proportionate share of non-routine claims expenses (defined below in Section G) and any interest paid by the Ceding Company on such claims, such proportion based on the Reinsurer's proportionate share of the Total Net Amount at Risk of the coverage, as defined in Schedule B. Interest paid by the Ceding Company on such claims shall be in accordance with the policy provisions and applicable state requirements.

Payment of reinsurance proceeds will be made to the Ceding Company in a single sum, regardless of the Ceding Company's mode of settlement with the payee under the policy.

3.   Claim Balances in Default

If the Reinsurer is delinquent by more than thirty (30) days on an undisputed amount due to the Ceding Company relating to a claim:

a. The Ceding Company shall have the right to charge interest on delinquent amounts in accordance with Section XXII.P;

b. The Ceding Company shall have the right to offset such amount, including any accrued interest charged by the Ceding Company, from any amount due the Reinsurer in accordance with Article XVII; and

c. To the extent there is an insufficient balance from which to offset such amounts, the Ceding Company shall have the right to recapture the remaining reinsurance under this Agreement, as described in Article XVI, provided the Ceding Company has given the Reinsurer ninety (90) days advance written notice of its intent to recapture and the Reinsurer has failed to pay the net amount due, including any accrued interest charged by the Ceding Company, by the end of such notice period. In no event shall recapture be construed to be the exclusive remedy of the Ceding Company.

D.  Contested Claims

1. The Ceding Company shall promptly notify the Reinsurer of its intent to deny, reduce, compromise, contest, litigate, or assert defenses against (collectively, "Contest") a claim on a risk reinsured under this Agreement. The Ceding Company shall also furnish all information material to such action.

     Recognizing the urgent nature of these communications, within eight (8) business days of receipt of all such information (the "Contested Claim Review Period"), the Reinsurer shall notify the Ceding Company in writing of the Reinsurer's decision whether or not it shall participate in the Contest. If the Reinsurer does not respond to the Ceding Company within the Contested Claim Review Period, the Reinsurer will be deemed to have elected to participate in the Contest.

2. If the Reinsurer elects or is deemed to have elected to participate in the Contest, then:

       a. The Ceding Company will advise the Reinsurer of all significant developments, including notice of legal proceedings initiated in connection with the contested claim at reasonable intervals until the claim is resolved;

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       b.  The Reinsurer shall pay its proportionate share of the settlement of the claim, such proportion based on the Reinsurer's proportionate share of the Total Net Amount at Risk of the coverage, as defined in Schedule B, and in accordance with Article XIII; and

       c. The Reinsurer shall also share in the non-routine claims expenses (defined below in Section G) and Extra-Contractual Obligations, as defined in Article XIII, associated with the Contest in the same proportion as stated above in Paragraph b.

3.   If the Reinsurer declines to participate in the Contest of the claim, then:

       a. The Reinsurer shall release all of its liability under this Agreement for the claim by paying the Ceding Company the full amount of its reinsurance coverage under this Agreement for the claim as though there were no Contest and its proportionate share of non-routine claims expenses (defined below in Section G) incurred to the date on which the Reinsurer notifies the Ceding Company that it declines to be a party to the action, in the same proportion as stated above in Paragraph 2.b; and

       b. The Reinsurer shall not share in any subsequent increase or decrease in liability for the claim.

4.   The Reinsurer will not recommend that the Ceding Company contest a claim.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or decreased because of misstatement of age or sex that is established after the death of the insured (or the second death in the case of a last survivor policy), the Reinsurer will share with the Ceding Company in this increase or decrease of insurance in proportion to the Reinsurer's share of the Total Net Amount at Risk, as defined in Schedule B. The amount will be adjusted from the inception of the policy, and any difference in amounts due between the Parties under this Agreement will be settled without interest. The Reinsurer's proportionate share will be equal to share of the Total Net Amount at Risk of the increase or decrease, as defined in Schedule B.

F.   Return of Premium for Misrepresentations and Suicides

1. If a misrepresentation, misstatement, or omission on an application, or the death of an insured by suicide, results in the Ceding Company returning the policy premiums (or monthly deductions) to the policy owner rather than paying the death benefits under a risk reinsured under this Agreement, the Reinsurer shall refund to the Ceding Company all of the Reinsurance Premiums it received on that coverage without interest. This refund paid by the Reinsurer shall be in lieu of any and all other reinsurance benefits payable on that risk under this Agreement.

2. In addition, the Reinsurer shall pay its proportionate share of reasonable third-party investigation and legal expenses connected with the Ceding Company's decision to return the policy premiums (or monthly deductions) as described above in Section F.1.

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G.  Claims Expenses

1.   Routine Claims Expenses

The Ceding Company shall pay routine expenses incurred in connection with settling claims. These expenses may include the compensation of agents and employees, and the expense of routine investigations.

2.   Non-Routine Claims Expenses

The Reinsurer will participate in non-routine claims expenses, defined as the expenses incurred by the Ceding Company in connection with the Contest, or potential Contest, of a claim. These non-routine claims expenses may include court costs and investigation, autopsy and legal expenses; they would not include the compensation of salaried officers and employees of the Ceding Company. However, if the Reinsurer declines to participate in the Contest of a claim as described above in Section D.3, the Reinsurer will not share in any non-routine expenses for the claim that are incurred after the date of the Reinsurer's release.

3. Claims expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds.

                                  ARTICLE XIII

                         EXTRA-CONTRACTUAL OBLIGATIONS

In no event will the Reinsurer have any liability for any Extra-Contractual Obligations that are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the business reinsured under this Agreement. The Reinsurer will, however, to the extent permitted by law, pay its share of Extra-Contractual Obligations awarded against the Ceding Company in connection with the business reinsured under this Agreement if the Reinsurer agreed in writing to the act or course of conduct of the Ceding Company that resulted in the assessment of such damages.

For the purposes of this Agreement, "Extra-Contractual Obligations" shall mean any punitive, exemplary, compensatory, consequential or other damages paid or payable by the Ceding Company as a result of an action arising under, relating to, or in connection with a Contest.

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                                  ARTICLE XIV

                     DAC TAX SECTION 1.848-2(G)(8) ELECTION

The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this Article, the terms "net positive consideration," "net consideration," "specified policy acquisition expenses," and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code Section 848 as of the Effective Date.

As part of this DAC Tax Election, both Parties agree:

A. That the Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1);

B. To exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and

C. That the method and timing of the exchange of this information shall be as follows:

       1. The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year with its calculation of the net consideration for the preceding calendar year.

       2. The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies, and then return the completed schedule to the Ceding Company by June 1 of each year.

       3. If there are any discrepancies between the Ceding Company's and the Reinsurer's calculations of net consideration, the Parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both Parties by July 1 of each year.

       4. Each Party shall attach the final schedule to its respective U.S. federal income tax return for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement, shall restate the election described in this Article, and shall be signed by a duly authorized representative of each Party.

D. This DAC Tax Election shall be effective on the Effective Date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under the provisions of either Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

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                                    25

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees that the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of the Ceding Company

In the event of the insolvency of the Ceding Company, as determined by the regulatory agency responsible for such determination, all reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under policies reinsured under this Agreement directly to the liquidator, receiver or statutory successor of the Ceding Company, without diminution because of the insolvency of the Ceding Company.

In the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policy reinsured under this Agreement within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.

The expenses incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of the insolvent the Ceding Company to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

Insolvency of one Ceding Company shall not affect this Agreement as it relates to the solvent Ceding Company.

B.  insolvency of the Reinsurer

In the event of Reinsurer's insolvency, as determined by the regulatory agency responsible for such determination, the Ceding Company may recapture all of the inforce policies reinsured under this Agreement by giving written notice to the Reinsurer of its intent to do so. The effective date of recapture will be no earlier than the effective date of the Reinsurer's insolvency.

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                                    26

                                  ARTICLE XVI

                        RECAPTURE OF REINSURED BUSINESS

The Ceding Company has the right to recapture risks reinsured under this Agreement as described under the following circumstances:

(1) If the Ceding Company does not agree with the rate increase on a Plan of Insurance in accordance with Section VI.E;

(2) With sixty (60) days advance written notice to the Reinsurer, for risks reinsured under this Agreement for at least twenty (20) years;

(3)  If the Reinsurer fails to provide security in accordance with Section
     VIII.C;

(4) If the Reinsurer is delinquent on payment of an undisputed net amount due in accordance with Section XII.C.3; or

(5)  If the Reinsurer is deemed insolvent, in accordance with Article XV.

In the event recapture is elected based on Section A (1) or (2) described above, no recapture fees are due and no reserves will be transferred.

In the event recapture is based on any of the other circumstances described in Section A above:

1. The Ceding Company and the Reinsurer shall mutually agree upon the recapture terms -- however, if no such agreement can be reached, an independent actuary shall be hired to determine the value of the business to be recaptured. The costs of the independent actuary will be shared equally between the Ceding Company and the Reinsurer;

2. The value of the business to be recaptured will be based on reasonable actuarial assumptions as to interest, mortality, and lapse rates; and

3. Other actuarial assumptions and considerations used to value the business to be recaptured shall include, but not be limited to:

       a.   Projected future claims costs;

       b.  Projected future Reinsurance Premiums;

       c.   Statutory reserve requirements;

       d. NAIC risk based capital and/or other capital measures, which are reflective of statutory capital levels, that should be maintained for an insurance company with financial strength ratings comparable to those of the Ceding Company; and

       e. Any other considerations considered relevant by the Parties or the independent actuary.

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
                                  ARTICLE XVII

                                     OFFSET

Any undisputed debts or credits, in favor of or against either the Reinsurer or the Ceding Company, with respect to this Agreement between the Parties, are deemed mutual debts or credits and may be offset, and only the balance will be allowed or paid provided the Party that seeks to avail itself of this right of offset is not in breach of any provision of this Agreement.

To the extent permitted by applicable law, the right of offset will not be affected or diminished because of the insolvency of either Party.

                                 ARTICLE XVIII

                               DISPUTE RESOLUTION

In the event that any dispute between the Parties under this Agreement cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation, as described below, in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within ten (10) calendar days after one of the Parties has given the other the first written notification of the specific dispute, each of the Parties will appoint a designated officer to attempt to resolve the dispute. The designated officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to discuss the dispute and to negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the designated officers cannot resolve the dispute within thirty (30) calendar days of their first meeting, both Parties agree that they will submit the dispute to formal arbitration. However, the Parties may agree in writing to extend the negotiation period for an additional thirty (30) calendar days.

No later than fifteen (15) calendar days after the final negotiation meeting, the designated officers taking part in the negotiation will give both Parties written confirmation that they are unable to resolve the dispute, and that they recommend establishment of formal arbitration in accordance with Article XIX.

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

                                  ARTICLE XIX

                                  ARBITRATION

It is the intention of the Parties that the customs and practices of the life and health insurance and life and health reinsurance industries will be given full effect in the operation and interpretation of this Agreement. The Parties agree to act in all matters with good faith. However, if, in accordance with
Article XVIII, the Parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration as follows:

An arbitration panel consisting of three past or present officers of life and health insurance or life and health reinsurance companies not affiliated with either of the Parties in any way will settle the dispute. Each Party will appoint one arbitrator within thirty (30) calendar days of the demand for formal arbitration and the two so appointed shall then appoint the umpire. If either Party refuses or neglects to appoint an arbitrator within the thirty (30) calendar days, the other Party may appoint the second arbitrator. If the two arbitrators cannot agree on the umpire within thirty (30) calendar days after both arbitrators have been appointed, each of the two arbitrators shall nominate three individuals within ten (10) calendar days thereafter. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The umpire shall be chosen from the remaining two nominations by drawing lots.

Within thirty (30) calendar days after the appointment of the umpire, the arbitration panel shall meet and determine timely periods for briefs, discovery procedures, and schedules for hearings. The arbitration shall take place at a location determined by the arbitration panel and, insofar as the arbitration panel looks to the substantive law, it shall consider the laws of the state of Connecticut. The arbitration panel shall have the power to set all procedural rules for the arbitration, including the discretion to make any order with respect to pleadings, discovery, depositions, scheduling, the hearing, reception of evidence and any other matter whatsoever relating to the conduct of the arbitration.

Within sixty (60) calendar days after the beginning of the arbitration proceedings the arbitration panel will issue a written, reasoned, decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both Parties and there will be no further appeal. Judgment upon the award may be entered in any court having jurisdiction thereof.

In the absence of a decision to the contrary by the arbitration panel, each Party shall bear the expense of its own arbitration activities, including, but not limited to, its appointed arbitrator's fees, outside attorney fees, witness fees, expenses incurred in the taking or preservation of testimony, and other related expenses.

The Parties shall jointly and equally bear the expense of the third arbitrator and other costs directly attended to the arbitration proceeding, provided that neither Party's liability for such costs shall ever exceed 50% of the total of such costs, regardless of the other Party's failure to pay.

The Parties may mutually agree to extend any of the periods shown in this Article.

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

                                   ARTICLE XX

                 TERMINATION OF THIS AGREEMENT FOR NEW BUSINESS

A. Either Party may terminate this Agreement, as it applies to the reinsurance of new policies being issued by the Ceding Company:

       (1) immediately upon written notice to the other Party, if that other Party becomes insolvent as described in Article XV; or

       (2)  with ninety (90) days advance written notice to the other Party.

B. After termination of this Agreement for new business, the Parties shall remain liable under the terms of this Agreement for:

       (1) reinsurance of policies that becomes effective prior to such termination of this Agreement;

       (2) reinsurance of policies with an application date on or before the effective date of termination; and

       (3) reinsurance that becomes effective as a result of coverage changes described in accordance with Article X.

C. The Ceding Company shall continue to cede, and the Reinsurer shall continue to accept, any new business issued prior to the termination of this Agreement.

                                  ARTICLE XXI

                                CONFIDENTIALITY

During the course of performance under this Agreement, a Party (the "Owner") or its agent may make available to the other Party (the "Recipient") or its agent certain technical materials such as manuals, policyholder lists, data files and the data contained therein, systems, forms, methods, processes and procedures, and other information or data (collectively, "Proprietary Information") that is proprietary or trade secret in nature. Proprietary Information shall specifically exclude information that was previously known to the Recipient or that is or was publicly disclosed to the Recipient by any party not known by the Recipient to be under a duty to retain such information as confidential.

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
Each Party acknowledges that all Proprietary Information is offered for the sole purpose of performing its obligations under this Agreement. Further, each Party agrees that the Owner is deemed to be the sole owner of such Proprietary Information and that any use, furnishing, disclosure, dissemination, publication, or revealing of Proprietary Information in any way by the Recipient to any person, organization, firm or government agency contrary to applicable law or to the terms of this Agreement, shall obligate the Recipient to indemnify and hold the Owner harmless from any damages, litigation, liability, claimed liability, claims, and expenses -- including reasonable attorneys' fees and incidental expenses -- resulting from any such improper use, furnishing, disclosure, or revealing of Owner's Proprietary Information, whether occurring during the term of this Agreement or thereafter, except to the extent that any such loss or damage was caused or contributed to by the Owner. The Ceding Company acknowledges that the Reinsurer can aggregate the Ceding Company's Proprietary Information with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

The Parties shall hold all Proprietary Information in trust and confidence and shall use Proprietary Information only for the purposes of this Agreement. Unless required by applicable law, neither Party shall disclose any Proprietary Information without the express written consent of the other Party. Notwithstanding the foregoing, the Parties may disclose Proprietary Information to their Representatives who need such Proprietary Information to carry out the purposes for which it was disclosed -- it being understood that the Party disclosing the Proprietary Information shall inform its Representatives of the confidential nature of the Proprietary Information, shall cause such Representatives to observe the terms of this Agreement, and shall be liable to the Owner for any breach of this Agreement by itself or by any of its Representatives. The term "Representatives," as used in this Agreement, shall mean a Party's directors, officers, employees, retrocessionaires, partners, agents, other controlling persons, and professional advisors, including but not limited to attorneys, accountants, actuaries, auditors and intermediaries.

In the event the Recipient or its Representative breaches this obligation, the Owner shall have all rights and remedies available under law and equity, including the right to protect its Proprietary Information by injunction, without proving economic loss, which the Parties acknowledge and concede is appropriate and necessary to protect the value of the Owner's Proprietary Information.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party (and each Representative of such Party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction ("Tax Treatment"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to the Tax Treatment. This permission to disclose the Tax Treatment is limited to any facts relevant to the Tax Treatment and does not include information relating to the identity of the Parties.

In the event that any Party is served with a subpoena, request for production of documents, other legal process, or request by regulator or arbitration panel, such Party shall immediately notify, and send a copy of such subpoena, other legal process, or regulatory request to, the other Party so that the other Party may reasonably determine whether any of its Proprietary Information may be included in the data required to be produced. Such other Party may, at its own expense, take such legal action as it deems necessary to preserve the confidentiality of its Proprietary Information or may waive its rights to do so.

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

To the extent possible, Proprietary Information shall be promptly returned to the Owner or destroyed, as the Owner may direct, upon the termination of this Agreement or, with respect to any particular data files and data, on such earlier date that the same are no longer required by Recipient in order to continue to perform its obligations hereunder. The Recipient will not be obligated to destroy any Proprietary Information that is retained for back-up or archiving purposes, in accordance with a document retention policy, or that the Recipient, in the opinion of counsel, is legally compelled to keep and store.

The Parties agree to immediately notify each other, in writing, of all circumstances surrounding any known or potential access to, or possession of, Proprietary Information by any person other than persons authorized by this Agreement. Such notice shall be provided under Article XXIII and shall include, but not be limited to, the name and address of each such unauthorized person.

This Article shall survive the termination of this Agreement.

                                  ARTICLE XXII

                               GENERAL PROVISIONS

A.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a sample copy of each policy and rider form that applies to the Plans of Insurance to be reinsured hereunder.

B.  Severability

If any provision of this Agreement shall be declared or found to be illegal, invalid, unenforceable, or void, the Parties shall be relieved of their obligations under such provision. The validity of the remaining provisions shall not be affected. To the extent possible, the Parties shall work in good faith to amend this Agreement to address such provision.

C.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the Parties' rights or obligations hereunder existing at the time of its termination.

D.  Non-Waiver

No act, delay, omission, course of dealing or prior transaction by or between the Parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

E.  Currency

The Reinsurance Premiums and benefits payable under this Agreement will be payable in United States Dollars.

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

F.   Definitions of Terms in Policies

Terms that are not defined in this Agreement will have the meaning conferred on them in the underlying reinsured contracts. Such terms include, but may not be limited to: Monthly Activity Date, Monthly Deduction Amount, Account Value, and Policy Protection Account.

G.  Governing Law

This Agreement shall be governed by the laws of the State of Connecticut, exclusive of the rules with respect to conflicts of law.

H.  Assignment and Transfer

The rights, duties and obligations of the Parties under this Agreement shall not be assigned or transferred, in whole or in part, except as otherwise provided herein, by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. This provision is not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis, nor to prevent successors in interest from having rights and obligations under this Agreement.

I.   Execution of Agreement in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

J.   Force Majeure

Neither Party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "Force Majeure." As used herein, the term "Force Majeure" means: an event, explosion, action of the elements, strike or other labor relations problem; restriction or restraint imposed by law, rule, or regulation of any public authority, whether federal, state or local, and whether civil or military; act of any military authority or international terrorist group; interruption of transportation, communication, or transmission facilities; or any other cause that is beyond the reasonable control of such Party and that, by the exercise of reasonable diligence, such Party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such Party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

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

K.  Anti-Money Laundering

It is the intention of the Ceding Company and the Reinsurer to comply with all applicable laws, statutes, and regulations relating to anti-money laundering and anti-terrorism financing activities. The Ceding Company is responsible for compliance with all such laws, statutes, and regulations applicable to the sale and solicitation of policies reinsured under this Agreement, including, but not limited to, the requirements of the USA PATRIOT Act and the United States Department of the Treasury's Office of Foreign Assets Control (hereinafter referred to as "OFAC"). Should either Party receive information that a policy reinsured under this Agreement may insure, be owned by, be transferred or payable to, or be brokered or sold by a Specially Designated National, as such term is defined by OFAC (hereinafter referred to as "SDN"), that Party shall provide such information to the other Party. In no event shall the Reinsurer be liable for reinsurance of a risk under this Agreement unless the Ceding Company's issuance of life insurance coverage for such risk met the OFAC regulatory requirements. No reinsurance claim shall be payable on a policy insuring, owned by, or payable to a SDN that does not hold a valid OFAC license at the time of death of the insured.

L.  Material Compliance Provision

The Parties represent that, to the best of their knowledge, they are in substantial compliance with all state and federal laws material to the business reinsured under this Agreement. In the event that either Party is found to be noncompliant with any law material to this Agreement, this Agreement will remain in effect and the non-compliant Party will indemnify the other Party for any direct loss that Party suffers as a result of the noncompliance and, to the extent practicable, will remedy the noncompliance as soon as possible.

M.  Representations and Warranties and Good Faith

The Parties have entered into this Agreement in reliance upon mutual representations and warranties.

Each Party represents to the other that, as of the Effective Date of this Agreement, it was solvent on a statutory basis in all states in which it is licensed to transact business.

In addition, the Parties agree that the principles of good faith traditional to life reinsurance shall be adhered to in the performance of this Agreement, in the underwriting and administration of the business reinsured hereunder, and in their dealing with each other. Pursuant to such principles, the Ceding Company shall inform the Reinsurer in writing with thirty (30) days advance notice of any material change impacting the Reinsurer's liability in the underwriting (including changes to InfoBase), administration, claims practices, or Insurance Receipt for the Reinsurer's consideration and written approval.

Any proposed changes to the Ceding Company's choice of underwriting manual, or the other items included in Ceding Company's standard underwriting practices and guidelines, shall be submitted to the Reinsurer's Chief Medical Director with thirty (30) days advance written notice for approval prior to implementation. If the Reinsurer does not respond in writing within this thirty (30) day period, it shall be presumed that the Reinsurer is agreeable to such modifications.

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
If the Reinsurer does not consent to any such changes, the Reinsurer reserves the right to decline reinsurance coverage on such policies and/or negotiate a corresponding adjustment of the reinsurance terms and conditions for the risks reinsured hereunder.

N.  Taxes

The Reinsurer will not reimburse the Company for premium taxes or other insurance-related taxes paid on business reinsured under this Agreement.

O.  Inspection of Records

Each Party or its authorized representatives will have the right, at any reasonable time with at least thirty (30) days advance notice, to inspect, audit and review the other Party's documents and records that relate to this Agreement and the business that is the subject matter of this Agreement.

P.   Short-Term Interest

For certain payments as specified under this Agreement that are due from one Party to the other Party, the Party owed has the right to charge the other Party interest on those payments. If that right is exercised, such interest will be computed, from the date the payment is due to the date payment is made, using the short-term interest method.

Interest under the short-term interest method will accrue at an effective annual rate set equal to the lesser of (i) a rate equal to the sum of 50 basis points (0.50%) plus the annualized Three Month London Interbank Offering Rate (LIBOR) published in the Wall Street Journal (or, if not available, a comparable publication agreed upon by the Parties) on the due date of the payment, if the due date is a business day, or if not, on the first business day following the due date, or (ii) the maximum annual rate allowed by law for this purpose in the governing-law state specified above in Section G.

The effective annual interest rate to be used under the short-term interest method for a payment due will be reset every three months after such due date, as necessary, if the payment accrues interest for a period longer than three months. If multiple payments are accruing interest under one computation, then the rate will be reset every three months after the due date of the earliest such payment, and the reset rate for each successive period shall apply to accrue interest on all such payments accrued during such period.

Q.  Expenses

The Ceding Company shall pay the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance reinsured under this Agreement.

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

                                 ARTICLE XXIII

                           NOTICES AND COMMUNICATIONS

A.  Communications

For the purpose of this Agreement, communications associated with material breach of this Agreement, rescission of policies challenged by legal action, termination or recapture of this Agreement, demand for arbitration or negotiation under this Agreement, a change in or loss of the Reinsurer's licensing or and/or confidentiality and compliance provisions set forth in this Agreement shall be addressed as follows:

If to the Ceding Company:                      If to the Reinsurer:
Individual Life Director of Reinsurance        SVP, Value Added Services
The Hartford                                   SCOR Global Life Americas Reinsurance Company
200 Hopmeadow Street                           101 South Tryon Street, Ste 3200
Simsbury, CT 06089                             Charlotte, NC 28280
Facsimile: (860) 843-5860                      Facsimile: (704) 331-0386

Copies (which shall not constitute             Copies (which shall not constitute
notice) to:                                    notice) to:

Vice President of Ceded Reinsurance            Chief Actuary
The Hartford                                   SCOR Global Life Americas Reinsurance Company
200 Hopmeadow Street                           101 South Tryon Street, Ste. 3200
Simsbury, CT 06089                             Charlotte NC 28280
Facsimile: (860) 843-8981                      Facsimile: (704) 331-0386

Reinsurance Counsel                            General Counsel
The Hartford                                   SCOR Global Life Americas Reinsurance Company
One Hartford Plaza                             101 South Tryon Street, Ste. 3200
Hartford, CT 06155                             Charlotte, NC 28280
Facsimile: (855) 414-4764                      Facsimile: (704) 331-0386

or such other address or facsimile number as one Party may provide to the other Party. The foregoing shall not preclude the effectiveness of actual written notice given to a Party at any address or by any means.

All other communications will be sent to the contact either (a) provided by the receiving party, or (b) identified in the course of routine administration of this Agreement.

B.  Notices

All notices with regard to this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date when delivered personally; (ii) on the date sent by facsimile transmission or electronic mail with proof of delivery; or (iii) on the earlier of the date received and the date three (3) business days after any such notice was sent by nationally recognized courier or by first-class U.S. mail, postage prepaid, return receipt requested.

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
                                   EXECUTION

In witness whereof, the Parties, by their duly authorized representatives, have executed this Agreement in duplicate:

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:           /s/ Glenn Cunningham                    Attest:       /s/ Robin Blackwell
              --------------------------------------                --------------------------------------
Name:         Glenn Cunningham                        Name:         Robin Blackwell
Title:        Executive Vice President                Title:        Assistant Vice President
Date:         November 5, 2012                        Date:         November 8, 2012

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:           /s/ Paul Fischer                        Attest:       /s/ Michael Roscoe
              --------------------------------------                --------------------------------------
Name:         Paul Fischer, FSA, MAAA                 Name:         Michael Roscoe, FSA, MAAA
Title:        Assistant Vice President and Actuary    Title:        Senior Vice President
              Individual Life Product Management                    Individual Life Product Management
Date:         November 16, 2012                       Date:         November 16, 2012

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

                                   SCHEDULE A
                PLANS OF INSURANCE COVERED UNDER THIS AGREEMENT
                           EFFECTIVE NOVEMBER 1, 2012

                         SINGLE LIFE PLANS OF INSURANCE

                                                                                             REINSURANCE
                                                                                     NAR      EFFECTIVE
BASE POLICY                                       VALUATION MORTALITY TABLE(S)      TYPE*       DATE**
----------------------------------------------------------------------------------------------------------
Hartford Leaders VUL Legacy                    2001 CSO M/F Composite Ultimate ANB    A         11/01/2012
Hartford Leaders VUL Liberty                   2001 CSO M/F Composite Ultimate ANB    A         11/01/2012
Hartford Leaders VUL Liberty 2012              2001 CSO M/F Composite Ultimate ANB    A         11/01/2012
Hartford Leaders VUL Liberty 2012              2001 CSO M/F Composite Ultimate ANB    A         11/01/2012
   Extended Value Option
Hartford Bicentennial UL Freedom               2001 CSO M/F S/NS Ultimate ANB         B         11/01/2012
Hartford Bicentennial UL Freedom 2013          2001 CSO M/F S/NS Ultimate ANB         B         11/12/2012
Hartford ExtraOrdinary Whole Life              2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
Hartford Bicentennial UL Founders II           2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
Hartford Bicentennial UL Founders II           2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
   Extended Value Option
Hartford Frontier Indexed Universal Life       2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
Hartford Frontier Indexed Universal Life       2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
   Extended Value Option
Hartford Frontier 2012 Indexed UL              2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
Hartford Frontier 2012 Indexed UL              2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
   Extended Value Option
Hartford Founders Plus UL                      2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
Hartford Founders Plus UL                      2001 CSO M/F S/NS Ultimate ANB         A         11/01/2012
   Extended Value Option

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Reinsurance Effective Date shown.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                                                    REINSURANCE
                                                                     EFFECTIVE
RIDERS THAT ARE ELIGIBLE FOR REINSURANCE                              DATE**
--------------------------------------------------------------------------------
Primary Term Insured Rider                                         11/01/2012
Other Covered Insured Term Life Rider                              11/01/2012
Cost of Living Adjustment (COLA) Rider                             11/01/2012

NOTE: NAR Type for term riders above is C. For COLA Rider, NAR Type follows Base Policy to which it is attached.

------------

** Eligibility for new business is based on issue date on or after the Reinsurance Effective Date shown.

RIDERS THAT ARE NOT ELIGIBLE FOR REINSURANCE

Accidental Death Benefit (ADB) Rider
Accelerated Benefit Rider (ABR)
LifeAccess Accelerated Benefit Rider (LAABR)
Policy Continuation Rider
Policy Protection Rider (PPR)
Enhanced No Lapse Guarantee Rider
Lifetime No Lapse Guarantee Rider
Guaranteed Minimum Accumulation Benefit (GMAB) Rider
Paid-Up Life Insurance Rider
Conversion Option Rider
Overloan Protection Rider
Waiver of Specified Amount (WSA) Rider
Waiver of Monthly Deductions (WMD) Rider
Children's Life Insurance Rider
Foreign Travel Exclusion Rider
Modified Surrender Value Rider
Cash Surrender Value Endorsement
Automatic Premium Payment Rider
Additional Premium Rider
Qualified Plan Rider
Owner Designated Settlement Option Rider
DisabilityAccess Rider (DAR)
LongevityAccess Rider
LifeAccess Care Rider

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS THAT ARE ELIGIBLE FOR REINSURANCE:

Primary Insured Term Rider: Provides additional level term life coverage on the base policy insured.

Other Covered Insured Term Life Rider: Provides level term life coverage on an insured other than the base policy insured.

Cost of Living Adjustment (COLA) Rider: Provides for biennial face amount increases, without underwriting, based on increases in the Consumer Price Index. The maximum amount of any single increase is $50,000. Any increase can be declined by the policyholder, which stops future increases. Available only at issue and only for non-substandard issue ages 0 through 60.

RIDERS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Accelerated Benefit Rider: Provides the policyholder up to 100% of the death benefit, discounted with interest, if the insured's life expectancy is 12 months or less. After acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk as described in Schedule B based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Accelerated Benefit Rider (LAABR): Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements. In accordance with Schedule B, dDuring and after acceleration, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to acceleration, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

Policy Continuation Rider: Intended to prevent the lapse of highly loaned policies.

Policy Protection Rider: Protects the death benefit of the base policy and any primary insured term rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Enhanced No Lapse Guarantee Rider: Provides that the policy will not lapse as long as cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. Length of guarantee varies by issue age.

Lifetime No Lapse Guarantee Rider: Same as Enhanced No Lapse Guarantee Rider but with lifetime guarantee.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

Guaranteed Minimum Accumulation Benefit (GMAB) Rider: Provides, at the end of the GMAB Guarantee Period (usually 20 years), that the policy Account Value will be increased, if necessary, to equal the sum of gross premiums paid to that date. There is a small monthly charge and a minimum cumulative premium requirement to keep the rider in force.

Paid-Up Life Insurance Rider: Similar to the GMAB rider, with the same Guarantee Period, a monthly charge, and a cumulative premium requirement. At end of the Guarantee Period, the owner may elect to change coverage to paid-up life using the Account Value as a 5% NSP to determine the amount of coverage; however, the amount of coverage will never be lower than the sum of gross premiums paid to that date. Once elected, premiums are no longer payable.

Conversion Option Rider: During certain policy years and prior to the insured's attained age 70, the policy may be converted, without evidence of insurability, to any permanent plan of life insurance the Ceding Company then makes available for conversions of this policy.

Overloan Protection Rider:  Protects a policy from terminating due to overloan.

Waiver of Specified Amount (WSA) Rider: Waives a specified amount monthly while the insured is disabled.

Waiver of Monthly Deductions (WMD) Rider: Waives monthly deduction amounts while the insured is disabled.

Children's Life Insurance Rider: Provides level term life coverage for each child of the insured.

Foreign Travel Exclusion Rider: Provides a limited death benefit (Account Value less indebtedness) if the insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Modified Surrender Value Rider: Changes the Cash Surrender Value definition (to equal the Account Value) if the policy is surrendered within 3 years after the policy issue date.

Cash Surrender Value Endorsement: Provides for enhanced Cash Surrender Value (equal to the current Account Value) in the event of policy surrender in the first 4 policy years, unless the policy is exchanged under Section 1035 to another company's policy.

Automatic Premium Payment Rider: Provides for any Scheduled Premium due and unpaid by the end of any Policy Grace Period to be paid by an automatic deduction from the Account Value, if the Account Value exceeds the Guaranteed Cash Value.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

Additional Premium Rider: Allows additional premium amounts to be paid at the same payment intervals as scheduled premiums.

Qualified Plan Rider: This rider ilndicates that the policy is owned by a qualified plan, details the policy owner's reporting responsibilities to the Ceding Company, and describes features and activities that are unavailable when the policy is owned by a Qualified Plan.

Owner Designated Settlement Option Rider. This rider allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

DisabilityAccess Rider (DAR): Pays a monthly benefit upon disability of the primary insured on the life insurance policy to which it is attached. The amount of monthly benefit is permanently set at rider issue and is limited to a 24-month benefit period. The maximum monthly benefit amount is $5,000; it is further limited to 2% of the initial face amount or 30% of monthly income at policy issue. The minimum monthly benefit is $1,000.

LongevityAccess Rider: Provides for monthly benefits (up to 1% of death benefit) when the insured reaches age 90 and meets the rider's eligibility requirements. Includes a residual death benefit of 10% of the death benefit prior to withdrawals. In accordance with Schedule B, during and after withdrawals, the Ceding Company shall continue to pay the Reinsurer Reinsurance Premiums on the Reinsured Net Amount at Risk based on the Death Benefit prior to withdrawals, and the Reinsurer shall be liable for such Reinsured Net Amount at Risk upon the death of the insured.

LifeAccess Care Rider: Similar to the LifeAccess Accelerated Benefit Rider, but filed as a health product in some states. Provides for monthly benefits (up to 2% of death benefit) if insured meets certain ADL and home-care requirements.

Allocated Retention. Pool -- fective 11/1/2012
Between ILA and HLIC and SGLARC

                        LAST SURVIVOR PLANS OF INSURANCE

                                                                                       REINSURANCE
                                                                                NAR     EFFECTIVE
BASE POLICY                                VALUATION MORTALITY TABLE(S)        TYPE*      DATE**
---------------------------------------------------------------------------------------------------
Hartford Joint Founders Plus UL            2001 CSO M/F S/NS Ultimate ANB        A     11/01/2012
Hartford Leaders VUL Joint Legacy II       2001 CSO M/F S/NS Ultimate ANB        A     11/01/2012
Hartford Bicentennial UL Joint Freedom II  2001 CSO M/F S/NS Ultimate ANB        B     11/01/2012
Hartford Bicentennial UL Joint
Freedom II 2013                            2001 COS M/F S/NS Ultimate ANB        B     11/12/2012

------------

*   NAR Type is described in Schedule B.

** Eligibility for new business is based on issue date on or after the Reinsurance Effective Date shown.

                                                                  REINSURANCE
                                                                   EFFECTIVE
RIDERS THAT ARE ELIGIBLE FOR REINSURANCE                             DATE**
--------------------------------------------------------------------------------
Estate Protection Rider (NAR Type is C)                         11/01/2012

RIDERS THAT ARE NOT ELIGIBLE FOR REINSURANCE

LS Exchange Option Rider
Policy Protection Rider
Foreign Travel Exclusion Rider
Guaranteed Minimum Accumulation Benefit (GMAB) Rider
Paid-Up Life Insurance Rider
Owner Designated Settlement Option Rider
Joint LifeAccess Rider

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

RIDER DESCRIPTIONS (Rider descriptions are added for convenience. To the extent the description conflicts with the terms of the rider, the rider will govern.)

RIDERS THAT ARE ELIGIBLE FOR REINSURANCE:

Estate Protection Rider: This rider provides last survivor level term life insurance on the base policy insureds for three years.

RIDERS THAT ARE NOT ELIGIBLE FOR REINSURANCE:

LS Exchange Option Rider: Allows a Last Survivor policy to be split into two Single Life policies, without new evidence of insurability, if divorce, business dissolution, or estate-tax repeal or reduction occurs. The face amount of each new Single Life policy will equal one half of the Last Survivor policy face amount. Upon a split, reinsurance will continue at point-in-scale rates for each single life, as documented in Section X.C. (This rider is not available when one of the insureds is uninsurable or above Table H.)

Policy Protection Rider: Protects the death benefit of the base policy and any Estate Protection Rider from lapse as long as the Policy Protection Account Value ("shadow account") is not negative.

Foreign Travel Exclusion: Provides a limited death benefit (Account Value less indebtedness) if either insured dies due to travel to, from, or within certain foreign countries, or due directly or indirectly to illness or injury sustained during such travel.

Guaranteed Minimum Accumulation Benefit Rider and Paid-Up Life Insurance Rider:
Same as Single Life riders.

Owner Designated Settlement Option Rider. This rider allows the policy owner to designate a Settlement Option to be used for the payment of Death Proceeds.

Joint LifeAccess Rider: Similar to the LifeAccess Accelerated Benefit Rider. Available only on Last Survivor products where the benefit will be payable for the last surviving insured if chronically ill or if both insureds are concurrently chronically ill.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   SCHEDULE B
                           REINSURANCE SPECIFICATIONS
                           EFFECTIVE NOVEMBER 1, 2012

AUTOMATIC REINSURANCE: The Ceding Company shall retain its available retention on each risk, defined below as the Retained Net Amount at Risk, subject to the applicable Ceding Company's Treaty Retention Limit shown in Exhibit II.

The Reinsurer will automatically reinsure a portion of the remainder of the risk, called the Reinsured Net Amount at Risk, as defined below in this Schedule B.

FACULTATIVE REINSURANCE: The Reinsurer will reinsure X% (as determined at issue) of the Total Net Amount at Risk for the risk.

TOTAL ALLOCATION LIMIT (TAL): As shown in Exhibit II.

CEDING COMPANY'S TREATY RETENTION LIMIT (CCTRL): As shown in Exhibit II.

CEDING COMPANY'S ALLOCATED RETENTION (CCAR): As shown in Exhibit II.

CURRENT RETENTION (CURRRET) = Current amount of life insurance retained by the Ceding Company and its affiliated companies on the life for in-force life insurance coverage. (For Last Survivor risks, see the Last Survivor Limits and Retention Worksheet in Exhibit II.)

REINSURER'S ALLOCATED RETENTION (REINSARET): As shown in Exhibit II.

REINSURER'S ATTACHMENT POINT (REINSAPT): As shown in Exhibit II.

NAR TYPE for the Plan of Insurance to be reinsured under this Agreement, as shown in Schedule A.

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE*

TOTAL NET AMOUNT AT RISK (TOTNAR) =

For NAR TYPE A, Death Benefit minus the Account Value.

For NAR TYPE B, Death Benefit minus the Working Reserve, where

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

STEP 1 -- DETERMINE TOTAL NET AMOUNT AT RISK FOR THE COVERAGE* (CONTINUED)

STEP 2 -- DETERMINE NET AMOUNT AT RISK FOR EACH "LAYER" OF COVERAGE

STEP 3 -- DETERMINE THE NAR FOR THE CEDING COMPANY AND THEN FOR THE REINSURER

For risks reinsured under this Agreement where the death benefit has been reduced as a result of acceleration or withdrawal in accordance with Riders, the Ceding Company shall use commercially reasonable efforts to eliminate the impact of acceleration on the Reinsured Net Amount at Risk.

NOTE: For ReinsQS2% and ReinsQS3%, round percentages to 2 decimal places. (This rounding may cause slight increases or decreases in the amounts allocated to each Party.)

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

MINIMUM AUTOMATIC REINSURANCE CESSION: [ILLEGIBLE]

MINIMUM FACULTATIVE REINSURANCE APPLICATION: [ILLEGIBLE]

LEAD REINSURER: [ILLEGIBLE]

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   SCHEDULE C
                     FOREIGN NATIONAL UNDERWRITING PROGRAM
    FOR SINGLE LIFE PERMANENT POLICIES ONLY; NOT AVAILABLE FOR LAST SURVIVOR
                                    POLICIES
                           EFFECTIVE NOVEMBER 1, 2012

The Ceding Company's Foreign National business shall be automatically reinsured under the terms of this Agreement, if it meets all the requirements for Automatic Reinsurance in Section III.A, with the following differences.

TYPE OF REINSURANCE

Risks qualifying under this program will be reinsured on a first-dollar quota share basis.

CEDING COMPANY'S RETENTION

FOREIGN NATIONAL REINSURANCE POOL SHARE

AUTOMATIC BINDING LIMIT (EXCLUDES CEDING COMPANY'S RETENTION):

JUMBO LIMIT:

TOTAL ALLOCATION LIMIT:

ADDITIONAL PLAN, AMOUNT, [ILLEGIBLE]

1. Permanent life policies only. Term coverage may be considered, but only in the form of a rider included on a permanent base policy. Last survivor coverage is excluded from this program.

2. Other than term riders referenced in Paragraph 1, above, no supplemental benefit coverage, such as accidental death or waiver of premium, will be allowed.

3.   The minimum face amount is as follows:

4. Annual premium or Check-O-Matic premium mode only. The minimum annual premium is the annual premium to endow. If Check-O-Matic is the premium mode, it must be arranged with a U.S. Bank.

5. Premiums must be paid in U.S. currency and must be billed to a residence or bank in the U.S.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

ADDITIONAL UNDERWRITING AND RISK CLASS GUIDELINES

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   SCHEDULE D
                      OTHER SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE NOVEMBER 1, 2012

The Ceding Company has several special underwriting programs. The majority of these programs are contained within the Underwriting Brochure entitled "Life insurance underwriting that opens doors and closes cases", form LCM-05-418-1-09. Another program, Life Express, effective October 26, 2009, is documented in a LifeTIMES Bulletin dated October 30, 2009. Both of these publications have been shared in advance of the execution of this Agreement with the Reinsurer. The Ceding Company has two additional special underwriting programs not listed in the Underwriting Brochure, the "Benny Program" and the "Director's Charitable Award Program", which are listed below.

BENNY PROGRAM

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   SCHEDULE D
                         SPECIAL UNDERWRITING PROGRAMS
                           EFFECTIVE NOVEMBER 1, 2012

DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP) -- FOR LAST SURVIVOR PLANS ONLY

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                           EFFECTIVE NOVEMBER 1, 2012

                       FOR SINGLE LIFE PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [
(i) + (ii) ] / 12, where:

       (i) equals the Yearly Renewable Term (YRT) Reinsurance Premium for the coverage (as defined below); and

       (ii) equals the Annual Flat Extra Reinsurance Premium (as defined below) for the coverage, where the sum of [ (i) + (ii) ] shall not exceed the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders.

YEARLY RENEWABLE TERM (YRT) REINSURANCE PREMIUM

The YRT Reinsurance Premium for each coverage shall equal (i) x (ii) x (iii) / 1,000, where:

       (i)  equals [ (a) x (b) ],(the "YRT Reinsurance Premium Rate") where:

         (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

         (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

       (ii) equals the applicable Substandard Table Percentage, specified in
            Exhibit V, for the risk; and

       (iii) equals the Reinsured Net Amount at Risk for such coverage, defined in Schedule B.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                       FOR SINGLE LIFE PLANS OF INSURANCE

ANNUAL FLAT EXTRA REINSURANCE PREMIUM

The Annual Flat Extra Reinsurance Premium for each coverage equals {(i) x [ 1 -
(ii) ] x [(iii) / 1,000]}, where:

       (i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage;

       (ii) equals the Flat Extra Allowance Percentage, specified below; and

       (iii) equals the Reinsured Net Amount At Risk for such coverage, defined in Schedule B.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                      FOR LAST SURVIVOR PLANS OF INSURANCE

REINSURANCE PREMIUM

Reinsurance Premium shall be calculated each month for each risk reinsured as [(i) x (ii) / 1,000] / 12, where:

       (i)  equals the result of the following steps:

       (ii) equals the Reinsured Net Amount at Risk for the coverage, defined in Schedule B.

For the purposes of calculating Reinsurance Premium, the following will be considered separate coverages: base policy, increases in coverage, and reinsured riders. Reinsurance Premium for a single life rider attached to a last survivor policy shall be determined in accordance with the Reinsurance Premium calculations for single life plans of insurance.

YRT REINSURANCE PREMIUM RATE PER 1,000*

The YRT Reinsurance Premium Rate per 1,000 for each life for each coverage shall equal (i) x (ii) + (iii), but in no event more than 1,000, where:

       (i) equals the YRT Reinsurance Premium Rate per 1,000, which equals the quantity [ (a) x (b) ] (the "YRT Reinsurance Premium Rate"), where:

         (a) equals the applicable rate from the tables of Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit III; and

         (b) equals the applicable percentage from the tables of YRT Reinsurance Rate Factors to be applied to the Annual Rates per $1,000 of Reinsured Net Amount at Risk specified in Exhibit IV;

       (ii) equals the applicable Substandard Table Percentage, specified in
            Exhibit V, for the risk; and

       (iii) equals the Annual Flat Extra Reinsurance Premium per 1,000, as defined below.

* For purposes of determining the YRT Reinsurance Premium Rate per 1,000, a life deemed uninsurable will be treated as Table P with a $250 flat extra for 10 years.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

ANNUAL FLAT EXTRA REINSURANCE PREMIUM PER 1,000

The Annual Flat Extra Reinsurance Premium per 1,000 for each coverage equals {(i) x [ 1 - (ii)]}, where:

       (i) equals the applicable annual flat extra rate per 1,000, for the year of coverage, that the Ceding Company charges for the coverage; and

       (ii) equals the Flat Extra Allowance Percentage, specified below.

FLAT EXTRA ALLOWANCE PERCENTAGE

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS (FOR SPECIFICS ON CALCULATION OF LIMITS WITH LAST SURVIVOR COVERAGE, SEE
                              WORKSHEET ON PAGE 4)
                           EFFECTIVE NOVEMBER 1, 2012

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   EXHIBIT II
                RETENTION, BINDING, AND TOTAL POOL ISSUE LIMITS
    APPLICABLE TO ALL SINGLE LIFE AND LAST SURVIVOR PERMANENT LIFE BUSINESS
                           EFFECTIVE NOVEMBER 1, 2012

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                  EXHIBIT III
            ANNUAL RATES PER $1,000 OF REINSURED NET AMOUNT AT RISK
                           EFFECTIVE NOVEMBER 1, 2012

              FOR SINGLE LIFE AND LAST SURVIVOR PLANS OF INSURANCE
                                      AND
                   FOR AUTOMATIC AND FACULTATIVE REINSURANCE

Annual Rates per $1,000 of Reinsured Net Amount at Risk are provided in the following attached tables of Exhibit III. They are provided on a Select & Ultimate basis and vary by:

1. Age basis (Age Nearest Birthday or Age Last Birthday), to align with the Valuation Mortality Table for the Plan of Insurance;
2.  Gender (Male, Female); and
3.  Rate class --

    a.  Preferred Plus Non-Nicotine (PPNN);
    b.  Preferred Non-Nicotine (PNN);
    c.  Standard Non-Nicotine (SNN);
    d.  Preferred Nicotine (PN); and
    e.  Standard Nicotine (SN).

For Life Solutions II UL plans, allowance percentages will be determined as follows:

(1) For "Preferred" policies, use the SNN rate class; and
(2) For "Standard" policies, use the SN rate class.

All risks insured by the Ceding Company on a Unisex basis will be reinsured using gender-specific rates.

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   EXHIBIT IV
                          YRT REINSURANCE RATE FACTORS
                           EFFECTIVE NOVEMBER 1, 2012

              FOR SINGLE LIFE AND LAST SURVIVOR PLANS OF INSURANCE
                                      AND
                   FOR AUTOMATIC AND FACULTATIVE REINSURANCE

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   EXHIBIT V
                         SUBSTANDARD TABLE PERCENTAGES
                           EFFECTIVE NOVEMBER 1, 2012

Allocated Retention. Pool -- Effective 11/1/2012
Between ILA and HLIC and SGLARC

                                   EXHIBIT VI
                              REINSURANCE REPORTS
                           EFFECTIVE NOVEMBER 1, 2012

     REPORT                                                ACCOUNTING PERIOD                DUE DATE
---------------------------------------------------------------------------------------------------------------
1.   New Business*                                       Monthly                 30thday after month end
     (New issues only -- first time
     policy reported to the Reinsurer)
2.   Renewal Business*                                   Monthly                 30thday after month end
     (Policies with renewal dates
     within the Accounting Period)
3.   Changes & Terminations*                             Monthly                 30thday after month end
     (includes conversions, replacements
     reinstatements, increases, decreases,
     recaptures, lapses, claims, etc.)
4.   Inforce List                                        Monthly                 30thday after month end
     (Listing of each policy in force)
5.   Statutory Reserves                                  Quarterly               30thday after quarter end
6.   Policy Exhibit                                      Monthly                 30thday after month end

------------

* Policyrecord details for new business, renewal business, and changes and terminations (Reports 1, 2, and 3 above) may be reported as separate reports or combined into one report, provided the required data elements continue to be satisfied.

REPORTING SYSTEM:

The system used by the Ceding Company to administer its reinsurance is: TAI.

NOTE:

Certain policy transactions, such as increases, are coded in the policy administration system as riders, although they do not correspond to filed rider forms.

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
MINIMUM DATA REQUIREMENTS

                          INFORCE AND TRANSACTION FILE

COMPANY                                                  IDENTIFIES THE CEDING COMPANY
----------------------------------------------------------------------------------------------------------------
Policy                          Policy number which is part of the policy key
Coverage/rider                  Coverage number which is part of the policy key. This number is used to identify specific policy coverage.
Cession ID                      This field contains the number assigned to this cession by the Reinsurer
Transaction Sequence            This field indicates the transaction record(s) created during the month.
Line of Business                This field indicates the line of business the policy falls under.
Reinsurance Company             Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company               Identifies the company used for reporting purposes. Will be the same as the
                                Reinsurance Company.
Transaction Type                Identifies the type of transaction being reported on the Transaction extract.
Transaction Count               This field is used on the Transaction extract to identify the addition or termination of a cession.
Reinsurance From Date           This field contains the beginning date of the period covered by this record. The premiums on the Transaction record cover the period beginning with the From Date through the To Date.
Reinsurance To Date             This field contains the end date of the period covered by a record.
Date Reported                   On the Transaction extract, this is the month the transaction was reported.
Mode                            Identifies the mode of reinsurance premium payment.
Policy Duration                 The duration at issue is 01.
Reinsurance Duration            Contains the reinsurance duration. It may differ from the policy duration if the cession is a continuation.
Cession Number                  Hartford does not currently use. Defaults to spaces.
Policy Date                     This field contains the effective date of the policy.
Reinsurance Date                This field contains the effective date of the reinsurance. For most cessions it is the same as the Policy Date. For continuations, it contains the effective date of the original coverage.
Issue State                     This field contains a two-letter abbreviation of the state or province of issue.
                                Used to determine unisex rates.
Resident State                  This field contains a two-letter abbreviation of the state or province of issue.
                                Used to compute premium tax reimbursement if applicable.
Joint Type                      Identifies Joint business type

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


COMPANY                                                  IDENTIFIES THE CEDING COMPANY
----------------------------------------------------------------------------------------------------------------
Joint Age                       Used for joint coverages using a joint equivalent age for rate searches.
Auto/Fac Indicator              Indicates whether the policy is ceded on an Automatic or Facultative basis.
Death Benefit Option            This field contains the option chosen by the insured for death proceeds payment.
Participation code              This field indicates whether the business is Non Participating (N) or
                                Participating (P).
Issue Type                      Identifies how a cession was issued. (New business or Continuation)
Underwriting Method             Identifies the type of underwriting used to issue the coverage.
Treaty Number                   This field contains the TAI system treaty number
Reinsurance Type                This field is a one-character code that identifies the type of reinsurance.
                                (Y=YRT, C=Coinsurance & M=Modco.)
Plan                            This field contains the coverage plan code.
Product code                    This field contains the product type code.
Product code 1                  For Joint Life policies, this field contains the product type code for Insured
                                1.
Product code 2                  For Joint Life policies, this field contains the product type code for Insured
                                2. (If this is not a Joint Life policy, this field will be blank.)
Currency Code                   This field identifies the currency. (USD or CND if applicable)
Last Name -- 1                  This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 1. (Maximum of 20 characters)
First Name -- 1                 This field contains the insured's first name. For Joint Life policies, this field contains the first name for Insured 1. (Maximum of 15 characters)
Middle Initial -- 1             This field contains the insured's middle initial. For Joint Life policies, this field contains the middle initial for Insured 1. (1 character)
Client ID -- 1                  This field contains the unique client ID for an insured used to connect lives when calculating retention on a life. For Joint Life policies, this field indicates the client ID for Insured 1. (Maximum of 20 characters)
Insured Status -- 1             This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 1.
DOB -- 1                        This field contains the insured's date of birth. For Joint Life policies, this field contains the date of birth for Insured 1.
Sex -- 1                        This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 1.

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

COMPANY                                                         IDENTIFIES THE CEDING COMPANY
---------------------------------------------------------------------------------------------------------------------------------
Class -- 1                   This field contains the company's rating of standard or preferred and the smoker class. For Joint
                             Life policies, this field contains the class for Insured 1.
Mortality -- 1               This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 1.
Mortality Duration -- 1      This field contains the duration of the insured's mortality rating. For Joint Life policies, this field contains the duration of the mortality rating for Insured 1.
Temp Flat -- 1               This field contains the temporary flat extra per 1000. For Joint Life policies, this field contains the temporary flat extra per 1000 for Insured 1.
Temp Duration -- 1           This field contains the number of years that the temporary flat extra rating is being charged. For
                             Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 1.
Perm Flat -- 1               This field contains the permanent flat extra per 1000. For Joint Life policies, this field contains the permanent flat extra per 1000 for Insured 1.
Perm Duration -- 1           This field contains the number of years that the permanent flat extra rating is being charged. For
                             Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 1.
Last Name -- 2               This field contains the insured's last name. For Joint Life policies, this field contains the last name for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 20 characters)
First Name -- 2              This field contains the insured's first name. For Joint Life policies, this field contains the first name for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 15 characters)
Middle Initial -- 2          This field contains the insured's middle initial. For Joint Life policies, this field contains the middle initial for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (1 character)
Client ID -- 2               This field contains the unique client ID for an insured used to connect lives when calculating retention on a life. For Joint Life policies, this field indicates the client ID for Insured 2. (If this is not a Joint Life policy, this field will be blank.) (Maximum of 20 characters)
Insured Status -- 2          This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
DOB -- 2                     This field contains the insured's date of birth. For Joint Life policies, this field contains the date of birth for Insured 2. (If this is not a Joint Life policy, this field will be blank.)

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


COMPANY                                                         IDENTIFIES THE CEDING COMPANY
---------------------------------------------------------------------------------------------------------------------------------
Sex -- 2                     This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Pricing Sex -- 2             This field contains the sex used to compute premiums and allowances. For Joint Life policies, this field contains the pricing sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Age -- 2                     This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Class -- 2                   This field contains the company's rating of standard or preferred and the smoker class. For Joint
                             Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2               This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality Duration -- 2      This field contains the duration of the insured's mortality rating. For Joint Life policies, this field contains the duration of the mortality rating for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Temp Flat -- 2               This field contains the temporary flat extra per 1000. For Joint Life policies, this field contains the temporary flat extra per 1000 for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Temp Duration -- 2           This field contains the number of years that the temporary flat extra rating is being charged. For
                             Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Perm Flat -- 2               This field contains the permanent flat extra per 1000. For Joint Life policies, this field contains the permanent flat extra per 1000 for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Perm Duration -- 2           This field contains the number of years that the permanent flat extra rating is being charged. For
                             Joint Life policies, this field contains the number of years that the flat extra rating is being charged for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Policy Face Amount           Indicates the face amount of the total policy.
Retained Amount              This field contains the amount retained on this policy coverage, not on the life.
Ceded Amount                 This field contains the policy amount ceded to a specific reinsurer.
Net Amount at Risk           This field contains the reinsured net amount at risk (NAR) for a specific reinsurer.
Benefit Mortality            ADB or Waiver mortality.

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

COMPANY                                                  IDENTIFIES THE CEDING COMPANY
----------------------------------------------------------------------------------------------------------------
Premium                         This field contains the reinsurance premium.
Allowance                       This field contains the reinsurance allowance.
Flat extra type                 This field indicates whether there is a temporary flat extra (T) or a permanent flat extra (P) being charged.
Premium Tax                     If premium tax is reimbursed, this field contains the tax amount.
Cash Value                      If applicable, this field is used to recover coinsured cash values from the
                                Reinsurer.
Benefit                         If applicable, this field is used to recover benefits from the Reinsurer.
Dividend                        If applicable, this field contains the reinsurer's share of the direct dividend.
Policy Fee                      This field contains the reinsurance policy fee.
Continuation Original Company   This field indicates the ceding company on the original policy. (Used for conversions only.)
Continuation Original Policy    This field indicates the policy number for the original policy. (Used for conversions only.)
Continuation Original           This field indicates the coverage/rider for the original policy. (Used for
Coverage/Rider                  conversions only.)
Message                         An informational message may be manually added to a policy by the Ceding
                                Company.
Image switch                    Hartford does not currently use. Defaults to spaces.
Policy Fee Allowance            This field contains the reinsurance policy fee allowance.
Location Code                   Hartford does not currently use. Defaults to spaces.
Treaty Reference Number         Upon request, this field contains the Reinsurer's treaty number.
Claim                           Hartford does not currently use. Defaults to spaces.
Policy Status                   This field identifies the status of the cession.
Policy Master Smoker -- 1       Policy smoker class on direct policy. For Joint Life policies, this field contains the policy master smoker class for Insured 1.
Policy Master Smoker -- 2       Policy smoker class on direct policy. For Joint Life policies, this field contains the policy master smoker class for Insured 2. (If this is not a Joint
                                Life policy, this field will be blank.)
Policy Effective Date           This field contains the issue date of the policy.
Policy Application Date         This field indicates the date the insured signed the application.
NAR Type                        This field indicates the method used in determining the Total Net Amount at Risk
                                (as defined in Schedule B).

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

                              POLICY EXHIBIT FILE*

COMPANY                                                  IDENTIFIES THE CEDING COMPANY
----------------------------------------------------------------------------------------------------------------
Policy                          Policy number which is part of the policy key.
Coverage/rider                  Coverage number which is part of the policy key. This number is used to identify a specific policy coverage.
Cession ID                      This field contains the number assigned to this cession by the Reinsurer.
Line of Business                This field indicates the line of business the policy falls under.
Report Date                     This is the month the transaction was reported.
Reinsurance Company             Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company               Identifies the company used for reporting purposes. Will be the same as the
                                Reinsurance Company.
Treaty Number                   This field contains the TAI system treaty number.
Transaction Type                Identifies the type of transaction being reported on the Transaction extract.
Policy Count                    Each New Business, Continuation & Reinstatement will be assigned a count of 1,
                                Terminations will be assigned -1 and Renewals/NAR changes will be assigned 0.
Base Ceded Amount               This field contains the policy base amount ceded.
ADB ceded Amount                This field contains the policy ADB amount ceded.
Waiver Ceded Amount             This field contains the policy waiver amount ceded.
Net Amount at Risk              The reinsured net amount at risk (NAR).
Plan                            This field contains the coverage plan code.
Auto/Fac Indicator              Indicates whether the policy is ceded on an Automatic or Facultative basis.
Reinsurance Type                This field is a one-character code that identifies the type of reinsurance.
                                (Y=YRT, C=Coinsurance & M=Modco.)
Currency Code                   This field identifies the currency. (USD or CND if applicable)

------------

* The Policy Exhibit will include a summary of reinsurance movement for a given period categorized by transactions type. This summary provides the Cession Count, Ceded Amount and Net Amount at Risk at the beginning of the reporting period, a summary of the transactions occurring during the report period as well as what is in force as of the ending of the report period.

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
                                  RESERVE FILE

COMPANY                                                  IDENTIFIES THE CEDING COMPANY
----------------------------------------------------------------------------------------------------------------
Policy                          Policy number which is part of the policy key
Coverage/rider                  Coverage number which is part of the policy key. This number is used to identify a specific policy coverage.
Cession ID                      This field contains the number assigned to this cession by the Reinsurer
Benefit Type                    This field is the reserve type. 1 = Life, 2=ADB, 3=Waiver, 4=Flat Extras,
                                5=Substandard
Calc Method                     Hartford's TAI Valuation Method 1=Frasier Reserve + 1/2 cx, E=Coinsurance
                                Reserve, H=Half Premium, L=Factor FLX1, X=1/2 cx
Reinsurance Company             Two character reinsurance company ID code that identifies the Reinsurer.
Reporting Company               Identifies the company used for reporting purposes. Will be the same as the
                                Reinsurance Company.
Line of Business                This field indicates the line of business the policy falls under. (L=Life)
Treaty Number                   This field contains the TAI system treaty number
Plan                            This field contains the coverage plan code.
Auto/Fac Indicator              Indicates whether the policy is ceded on an Automatic or Facultative basis.
Product code                    This field contains the product type code.
Joint Type                      Identifies Joint business Type
Joint Method Switch             Identifies TAI Frasier method calculation
Mode                            Identifies the mode of reinsurance premium payment.
Cession Status                  This field identifies the status of the cession.
Reinsurance Type                This field is a one-character code that identifies the type of reinsurance.
Duration                        Contains the reinsurance duration. It may differ from the policy duration if the cession is a continuation.
Participation code              This field indicates whether the business is Non participating (N) or
                                Participating (P).
Issue Date                      This field contains the effective date of the policy.
Reinsurance To Date             This field contains the end date of the period covered by a record.
Policy Face Amount              Indicates the face amount of the total policy.
Ceded Amount                    This field contains the policy amount ceded to a specific reinsurer
Net Amount at Risk              This field contains the reinsured net amount at risk (NAR) for a specific reinsurer.
Premium                         This field contains the reinsurance premium.
Reserve Percent                 Value appears on Coinsurance business only
Cession Count                   Cession count only appears under Life (Base), not benefits.
Age Basis                       Nearest/Closest (C), Last (L), Next (N)
Insured Status -- 1             This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 1.

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


COMPANY                                                  IDENTIFIES THE CEDING COMPANY
----------------------------------------------------------------------------------------------------------------
Age -- 1                        This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 1.
Class -- 1                      This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for Insured 1.
Sex -- 1                        This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 1.
Mortality -- 1                  This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 1.
Insured Status -- 2             This field indicates the insured's coverage status. For Joint Life policies, this field indicates the insured's coverage status for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Age -- 2                        This field contains the insured's issue age. For Joint Life policies, this field contains the issue age for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Class -- 2                      This field contains the company's rating of standard or preferred and the smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Sex -- 2                        This field is used to identify the sex of the insured. For Joint Life policies, this field contains the sex of Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Mortality -- 2                  This field contains the insured's mortality rating. For Joint Life policies, this field contains the mortality rating for Insured 2. (If this is not a Joint
                                Life policy, this field will be blank.)
Reserve                         Statutory or Tax Reserve for each coverage.
Reserve Interest Rate           This field identifies the Interest Rate used when calculating reserves.
Reserve Factor                  Applicable Mortality Basis YRT Factor
Factor Pointer                  TAI specific field to identify applicable mortality table used when calculating reserves.
Attained Age                    TAI specific field. Default is 1
Setback                         TAI specific field. Default is zero
Class Switch                    TAI specific field. Valuation Class (D=Distinct)
Curtate Switch                  This field indicates whether reserves are on a curtate or continuous basis.
Caption                         Hartford's TAI Valuation Method
Error Code                      Informational field used by Hartford -- Usually Blank
Reserve Class 1                 This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 1.
Reserve Class 2                 This field contains insured's smoker class. For Joint Life policies, this field contains the class for Insured 2. (If this is not a Joint Life policy, this field will be blank.)
Currency Code                   This field identifies the currency. (USD or CND if applicable)
Valuation Interest Pointer      TAI assigned field that is used to read applicable interest rates when calculating 1/2 cx reserves.
NAR Type                        This field indicates the method used in determining the Total Net Amount at Risk
                                (as defined in Schedule B).

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